
                                                                     EXHIBIT 2.2



                                                 ------------------------------
                                                            FILED

                                                         MAY - 9 2000

                                                 UNITED STATES BANKRUPTCY COURT
DOWNEY, BRAND, SEYMOUR & ROHWER LLP              EASTERN DISTRICT OF CALIFORNIA
R. DALE GINTER, ESQ. (Bar No. 100784)            ------------------------------
SILVIO REGGIARDO, ESQ. (Bar No. 129860)
555 Capitol Mall, Tenth Floor
Sacramento, CA 95814-4686
Telephone: (916) 441-0131
Facsimile: (916) 441-4021

Attorneys for the Official Investors' Committee


ORRICK, HERRINGTON & SUTCLIFFE LLP
MARC A. LEVINSON (Bar No. 57613)
LYNN TRINKA ERNCE (Bar No. 179212)
400 Capitol Mall, Suite 3000
Sacramento, CA 95814-4407
Telephone: (916) 447-9200

Attorneys for the Jointly Administered Debtors


McDONOUGH, HOLLAND & ALLEN
A Professional Corporation
MARK GORTON (Bar No. 99312)
MARY E. OLDEN (Bar No. 109373)
555 Capitol Mall, Suite 900
Sacramento, CA  95814
Telephone:  (916) 444-3900

Attorneys for Gamma Secured Investments and Gamma
Investment Fund, LLC


                         UNITED STATES BANKRUPTCY COURT

                         EASTERN DISTRICT OF CALIFORNIA


In re                                             JOINTLY ADMINISTERED UNDER
                                                  NO. 98-32231-A-11
IRM CORPORATION and
IRM - COUNTRY GLEN, INC. and
IRM - CREEKSIDE, INC. and                         CHAPTER 11
IRM - DIABLO VIEW, INC. and
IRM - DRIFTWOOD, INC. and
IRM - FOXWORTH, INC. and                          AMENDED
IRM - GLENBROOK, INC. and                         JOINT PLAN OF
IRM - MEADOWLAKES INVESTORS, INC. and             REORGANIZATION
IRM - PARKWOOD, INC. and                          (MAY 9, 2000)
IRM - PEACHWOOD, INC. and
IRM - SALVIO, INC. and
IRM - SUNRISE BOULEVARD, INC. and
IRM - WALNUT WOODS, INC. and
JOHN O. VAN HOFWEGEN & ASSOCIATES, II and
JOHN O. VAN HOFWEGEN & ASSOCIATES, III and

                                            Amended Joint Plan of Reorganization
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

JOHN O. VAN HOFWEGEN & ASSOCIATES, IV and
JOHN O. VAN HOFWEGEN & ASSOCIATES, V and
JOHN O. VAN HOFWEGEN & ASSOCIATES, VI and
JOHN O. VAN HOFWEGEN & ASSOCIATES, VII and
JOHN O. VAN HOFWEGEN & ASSOCIATES, VIII and
JOVAN IX, LLC,

                      Debtors.                         CASE NO. 98-33134-A-11
----------------------------------------------

In re

GAMMA SECURED INVESTMENTS,

                      Debtor.                          CASE NO. 98-33135-A-11
----------------------------------------------

In re

GAMMA INVESTMENT FUND, LCC,

                      Debtor.
----------------------------------------------





                                            Amended Joint Plan of Reorganization
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                                TABLE OF CONTENTS

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ARTICLE I      INTRODUCTION...................................................................1

ARTICLE II     DEFINED TERMS, RULES OF INTERPRETATION,
               COMPUTATION OF TIME AND GOVERNING LAW..........................................1

        A.     Capitalized Terms..............................................................1
        B.     Defined Terms..................................................................1
        C.     Rules of Interpretation, Computation of Time and Governing Law................12
               1.     Rules of Interpretation................................................12
               2.     Computation of Time....................................................13
               3.     Governing Law..........................................................13

ARTICLE III    CLASSIFICATION GENERALLY; UNCLASSIFIED CLAIMS ................................13

ARTICLE IV     CLASSIFICATION OF PRIORITY CLAIMS.............................................13

ARTICLE V      CLASSIFICATION OF SECURED CLAIMS..............................................13

        Class 2.      CalFed Secured Claims..................................................13
        Class 3.      Fannie Mae Secured Claims..............................................14
        Class 4.      CRIIMI MAE Secured Claims..............................................14
        Class 5.      Washington Mutual Secured Claims.......................................15
        Class 6.      Bay View Federal Secured Claims........................................15
        Class 7.      World Savings Secured Claims...........................................15
        Class 8.      Bank of America Secured Claim..........................................15
        Class 9.      Guaranty Federal Bank Secured Claim....................................15
        Class 10.     Capital Crossing Bank Secured Claim....................................15
        Class 11.     Napa National Bank Secured Claim.......................................16
        Class 12.     People's Bank of California Secured Claim..............................16
        Class 13.     St. Paul Federal Bank Secured Claim....................................16
        Class 14.     The Vintage Bank Secured Claim.........................................16
        Class 15.     Wells Fargo Bank Secured Claim.........................................16
        Class 16.     Antelope Junior Lender Secured Claim...................................16
        Class 17.     Apollo Junior Lender Secured Claim.....................................16
        Class 18.     The Mechanics Bank Secured Claim.......................................16
        Class 19.     Secured Claims of County Tax Collectors................................16

ARTICLE VI     CLASSIFICATION OF UNSECURED CLAIMS
               HELD BY CREDITORS OTHER THAN INVESTORS........................................17

        Class 20.............................................................................17
        Class 20A............................................................................17

ARTICLE VII   CLASSIFICATION OF CLAIMS AND INTERESTS HELD BY INVESTORS
                  OTHER THAN SUBORDINATED CLAIMS.............................................17

        A.     Class 21 Convenience Class Investors..........................................17
        B.     Class 22 Lender Investors.....................................................17
        C.     Class 23 Equity Investors.....................................................17
        D.     Class 24 Rescission Claims (Former Investments)...............................17
        E.     Class 25 Rescission Claims (Currently Held Investments).......................18


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                                TABLE OF CONTENTS

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ARTICLE VIII  CLASSIFICATION OF SUBORDINATED CLAIMS..........................................18

        Class 26.............................................................................18

ARTICLE IX     CLASSIFICATION OF AND CLAIMS AND INTERESTS
                 HELD BY IRM ENTITIES OR THAT ARE SUBJECT TO
                 SUBORDINATION OR ELIMINATION................................................18

        A.     Class 27......................................................................18
        B.     Class 28......................................................................18
        C.     Class 29......................................................................19

ARTICLE X      TREATMENT OF UNCLASSIFIED AND CLASS 1 CLAIMS..................................19

        A.     Treatment of Unclassified Administrative Claims...............................19
               1.     Payment of Administrative Claims.......................................19
               2.     Statutory Fees.........................................................19
               3.     Ordinary Course Liabilities............................................19
               4.     Bar Date for Administrative Claims.....................................19

        B.     Treatment of Class 1 Claims...................................................20
        C.     Treatment of Unclassified Priority Tax Claims.................................20

ARTICLE XI     TREATMENT OF SECURED CLAIMS OF SENIOR LENDERS
               GENERALLY.....................................................................20

ARTICLE XII    SPECIFIC TREATMENT OF SECURED CLAIMS
                 OF CERTAIN SENIOR LENDERS...................................................24

        A.     Generally.....................................................................24
        B.     Class 2 Claims (CalFed).......................................................24
        C.     Class 3 Claims (Fannie Mae)...................................................24
        D.     Class 4 Claims (CRIIMI MAE)...................................................24
        E.     Class 5 Claims (Washington Mutual)............................................26
        F.     Class 6 Claims (Bay View Federal).............................................26
        G.     Class 7 Claims (World Savings)................................................26
        H.     Class 8 Claim (Bank of America)...............................................26
        I.     Class 9 Claim (Guaranty Federal Bank).........................................27
        J.     Class 10 Claim (Capital Crossing Bank)........................................27
        K.     Class 11 Claim (Napa National Bank)...........................................27
        L.     Class 12 Claims (People's Bank of California).................................27
        M.     Class 13 Claim (St. Paul Federal Bank)........................................28
        N.     Class 14 Claim (The Vintage Bank).............................................28
        O.     Class 15 Claim (Wells Fargo Bank).............................................28
        P.     Class 16 Claim (Antelope Junior Lender).......................................28
        Q.     Class 17 Claim (Apollo Junior Lender).........................................28

ARTICLE XIII  TREATMENT OF SECURED CLAIM OF THE MECHANICS BANK...............................28

        Class 18 Claim.......................................................................28

ARTICLE XIV  TREATMENT OF SECURED REAL PROPERTY TAX CLAIMS...................................29


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                                TABLE OF CONTENTS

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        A.     Class 19A, B & C Claims.......................................................29
        B.     Class 19.D Claims.............................................................29

ARTICLE XV  TREATMENT OF GENERAL UNSECURED CLAIMS............................................29

        Class 20 (General Unsecured Claims)..................................................29
        Class 20A (Web Service Claim)........................................................29

ARTICLE XVI TREATMENT OF CLAIMS AND INTERESTS HELD BY
                  INVESTORS OTHER THAN CLASS 26 SUBORDINATED CLAIMS..........................30

        A.     Class 21 (Convenience Class  Investors).......................................30
        B.     Class 22 (Lender Investors)...................................................31
        C.     Class 23 (Equity Investors)...................................................31
        D.     Class 24 (Subordinated Rescission Claims Based on Former Investments).........31
               1.     Class 24.A.............................................................31
               2.     Class 24.B.............................................................31

        E.     Class 25 (Subordinated Rescission Claims Based on Current Investments)........31
               1.     Class 25.A.............................................................31
               2.     Class 25.B.............................................................31

ARTICLE XVII THE ISSUANCE, RIGHTS AND PRIVILEGES OF JCM'S
                   PREFERRED AND COMMON MEMBERSHIP INTERESTS.................................32

        A.     Preferred Membership Issuance Amounts.........................................32
        B.     Number of Preferred Member Interests to Be Issued.............................32
        C.     Number of Common Member Interests to Be Issued................................32
        D.     The Preferred Membership Interests............................................32
        E.     Common Membership Interests...................................................33
        F.     Mandatory Distributions to Common Interests ("Mandatory Distributions").......36

ARTICLE XVIII TREATMENT OF CLAIMS AND INTERESTS HELD BY PRINCIPALS
                    AND OTHER SUBORDINATED CLAIMS............................................36

        Class 26 (Subordinated Claims and Interests).........................................36

ARTICLE XIX INTERCOMPANY AND PRINCIPAL CLAIMS AND INTERESTS..................................36

        A.     Class 27 (Claims and Interests Held by IRM Entities)..........................36
        B.     Class 28 (Interests in Certain IRM Entities)..................................36
        C.     Class 29 (Claims and Interests Subject to Elimination or Subordination).......37

ARTICLE XX  IMPAIRMENT OR NONIMPAIRMENT OF CLASSES...........................................37

        A.     Claims Not Entitled to Vote...................................................37
        B.     Classes Not Impaired Under the Plan...........................................37
        C.     Classes Impaired Under the Plan...............................................37

ARTICLE XXI CRAMDOWN OF NON-ACCEPTING CLASSES................................................37


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                                TABLE OF CONTENTS

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ARTICLE XXII MEANS OF EXECUTION OF THE PLAN..................................................38

        A.     JCM's Goal....................................................................38
        B.     Cancellation of Existing Investment Securities................................38
        C.     Sources Of Payment............................................................38
        D.     No Disbursing Agent; Bank Accounts............................................38
        E.     Distributions.................................................................38
               1.     Distribution to Holders of Unclassified Administrative Claims..........38
               2.     Cash Distributions on All Other Claims.................................38
               3.     Name and Address of Holders............................................39

        F.     Disputed Claims...............................................................39
               1.     Generally..............................................................39
               2.     Disputed Claims Reserve Account........................................39
               3.     Distributions Related to Disputed Claims...............................40

        G.     Unclaimed Distributions.......................................................40
        H.     De Minimis Distributions......................................................40
        I.     Rounding......................................................................40
        J.     Payments to Professionals.....................................................40
        K.     Prohibition of Issuance of Non-Voting Securities..............................40
        L.     No Issuance of Fractional JCM Membership Interests............................41
        M.     Return of Gamma Notes.........................................................41
        N.     Use of Single Member Limited Liability Companies..............................41

ARTICLE XXIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................41

        A.     Executory Contracts Generally.................................................41
        B.     Claims Arising From Rejection of Contracts....................................42

ARTICLE XXIV POSTCONFIRMATION MANAGEMENT AND OPERATIONS OF
               JCM...........................................................................42

        A.     Composition of Initial JCM Board of Directors.................................42
        B.     Vacancies on the Initial JCM Board............................................43
        C.     JCM Board.....................................................................43
        D.     Postconfirmation Management of JCM............................................43
        E.     Postconfirmation Management of the Real Estate Assets.........................43
        F.     D&O Insurance.................................................................44
        G.     New Options...................................................................44
        H.     Consummation of the Plan; U.S. Trustee Post-Confirmation Reporting and
               Fees; and Final Decree........................................................44
        I.     Management Between Confirmation Date and the Effective Date...................44

ARTICLE XXV DISCHARGE OF CLAIMS, TERMINATION OF INTERESTS,
                        INJUNCTIONS AND SUBORDINATION RIGHTS.................................45

        A.     Discharge of Claims and Termination of Interests..............................45
        B.     Injunctions...................................................................46
               1.     Injunction Related to Discharged Claims and Terminated Interests.......46
               2.     Released Claims........................................................46
               3.     Consent to Injunction..................................................46

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                                TABLE OF CONTENTS

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        C.     Termination of Subordination Rights and Settlement of Related Claims and
               Controversies.................................................................47
        D.     Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents and Related Indemnity...................................47

ARTICLE XXVI RELEASES........................................................................49

        A.     Releases and Related Matters..................................................49
               1.     Releases by the IRM Entities...........................................49
               2.     Holders of Claims......................................................50
                      a.     Releases by Holders of Claims or Interests......................50
                      b.     Holders of Interests............................................50
                      c.     Release of Committee............................................51
                      d.     No Release of  Guarantors of Senior Lender Debt.................51

ARTICLE XXVII MISCELLANEOUS PROVISIONS.......................................................52

        A.     Vesting of Assets.............................................................52
        B.     Appointment of JCM as Representative of the Estate............................52
        C.     Set Off Reserved..............................................................52
        D.     Claims Objections.............................................................53
        E.     Continuing Committee..........................................................53
        F.     Resolution of the Gagen, McCoy Dispute........................................53
        G.     Indemnification...............................................................53
        H.     Waiver of Adequate Protection Claims..........................................53
        I.     Subordination.................................................................54
        J.     Retention of Jurisdiction.....................................................54
        K.     Orders to Aid Consummation of the Plan........................................55
        L.     Modification of Plan..........................................................56
        M.      Discharge of Chief Executive Officer of IRM Entities.........................56
        N.     Severability..................................................................56
        O.     Headings of Articles and Sections.............................................56
        P.     Successors and Assigns........................................................56
        Q.     Stock Legend..................................................................57



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

               The Proponents submit this Plan to Creditors and Investors. The Plan is premised on the Substantive Consolidation Order.

                                    ARTICLE I

                                  INTRODUCTION

               The Plan designates classes of claims and classes of interests, identifies unimpaired classes, provides for the treatment of impaired classes and provides adequate means for the implementation of such treatment. The Disclosure Statement, a separate document, is being sent as an accompaniment to the Plan, as is a form of ballot. Creditors and Investors may use the Ballot to vote their acceptance or rejection of the Plan and, in the case of some Investors, to elect certain specified treatment under the Plan.

                                   ARTICLE II

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW


        A. Capitalized Terms. Unless otherwise defined in the Plan, capitalized terms herein shall have the definitions ascribed to them in the Bankruptcy Code.

        B. Defined Terms. Notwithstanding the foregoing paragraph, the following definitions shall apply to capitalized terms used in the Plan:

               "Account" means a federally insured and/or bonded, interest bearing deposit account to be selected by JCM at or prior to the Effective Date.

               "Administrative Claim" means an Allowed Claim for costs and expenses of administration under sections 503(b) and 507(b)(1) of the Bankruptcy Code, including (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the IRM Entities; (b) compensation for legal, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the IRM Entities under chapter 123, Title 28, United States Code, 28 U.S.C. Sections 1911 to 1930.

               "Allowed Claim" or "Allowed Interest" means a Claim against, or Interest in any of the IRM Entities to the extent that: (a) a proof of such Claim or Interest was (i) timely filed;


                                            Amended Joint Plan of Reorganization
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

(ii) deemed filed pursuant to Bankruptcy Code Section 1111(a), and appears on schedules filed by any of the IRM Entities; (iii) not filed for an Interest of any of the IRM Entities because the filing of a proof of interest for such Interest was not required; or (iv) deemed timely filed pursuant to a Final Order; and (b) such Claim or Interest is (i) not a Disputed Claim or Disputed Interest; or (ii) to the extent it is a Disputed Claim or Disputed Interest, it is allowed, but only to the extent allowed, by a Final Order.

               "Allowed Investor Claim" means the Claim or Interest of any Investor who was sent an Investor Statement, in the amount as reflected on each such Investor's Investor Statement, unless such Investor timely has filed an objection or an objection has been or is filed as to such Investor's Claim or Interest.

               "Allowed Priority Unsecured Claims" means all Allowed Claims entitled to priority under sections 507(a)(3), (4) or (6) of the Bankruptcy Code.

               "Allowed Secured Real Property Tax Claims" means all Allowed Claims for real property taxes secured by any of the Real Property Assets.

               "Allowed Priority Unsecured Tax Claims" means all Allowed Claims entitled to priority under section 507(a)(8) of the Bankruptcy Code.

               "Anniversary Date" means the same day in each succeeding year as the date of the Effective Date. For example, if the Effective Date is May 1, 2000, the fifth (5th)Anniversary Date would be May 1, 2005.

               "Antelope Junior Lender" means, collectively, the two Investors who together made a $450,000 loan secured by a second priority deed of trust on Antelope Woods pursuant to an order of the Bankruptcy Court filed February 5, 1999, but only as to that loan. Such loan paid off and replaced a demand note loan previously made by HMA Development, LLC.

               "Apollo Junior Lender" means, collectively, the six Investors who together made a $300,000 loan secured by a second priority deed of trust on Apollo Gardens pursuant to an order of the Bankruptcy Court filed December 13, 1999 but only as to that loan. Such loan paid off a promissory note secured by a first priority deed of trust in favor of Bank of America.

               "Appraisals" shall have the meaning ascribed to it in Article XVII.E.5.c.(i).

                                            Amended Joint Plan of Reorganization
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

               "Audit and Litigation Claim" means any claim, audit, action or proceeding brought or threatened by any party (including but not limited to any Investor, holder of a Claim or Governmental Unit) against any of Audit Fund Beneficiaries in connection with or related to the Plan or its implementation or consummation.

               "Audit and Litigation Fund" means the reserve account created by
(a) $100,000 from JCM's Cash on hand on the Effective Date; and (b) the distribution of 5% of the net proceeds of the sale of each Real Estate Asset, and from which there shall be disbursed in the reasonable discretion of JCM, Cash sufficient to defend, settle or pay all Audit and Litigation Claims and related fees and expenses as further described in Article XXV.D.

               "Audit Fund Beneficiaries" means the Proponents, JCM, the CEO and their respective officers, directors, agents, attorneys and other professionals.

               "Ballot" means the ballot for accepting or rejecting the Plan.

               "Ballot Date" means the date set by the Bankruptcy Court by which all Ballots must be received, which date is February 2, 2000.

               "Bank of America Stipulation" means that stipulation between Proponents and Bank of America approved by an order of the Bankruptcy Court filed on May 9, 2000.

               "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., as it may be amended from time to time.

               "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of California, Sacramento Division, or such other court or tribunal as shall hereinafter be confirmed or created by lawful authority, with authority and jurisdiction to confirm the Plan under chapter 11 of the Bankruptcy Code.

               "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended.

               "Barnabas Investors" means Persons who donated to the Barnabas Foundation and received the right to receive the income produced by Investments made by Barnabas Foundation in the IRM Entities.

               "Barnabas Settlement" means the settlement between the IRM Entities on one

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                                       -3-
hand and Barnabas Foundation on the other, approved by the Bankruptcy Court in an order entered August 16, 1999.

               "Business Day" means any day other than a Saturday, Sunday or a legal holiday (as defined in Bankruptcy Rule 9006(a)).

               "CalFed" means California Federal Bank, on behalf of itself and its Affiliates, successors and assigns, and its and their predecessors in interest, if any, under the documents and instruments which evidence or secure any Claim held by CalFed.

               "CalFed Stipulation" means that stipulation between Proponents and CalFed approved by an order of the Bankruptcy Court filed on May 9, 2000.

               "Cash" means cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.

               "CEO" shall have the meaning ascribed to it in Article XXIV.D.

               "Chapter 11 Cases" means, collectively, the Equity Partnership Cases and the chapter 11 cases filed by the following in the Bankruptcy Court in August, 1998: (a) IRM Corporation (case no.98-32231-A-11); (b) the Other General Partner Debtors (case nos. shown on Exhibit A); and (c) Gamma (case nos. 98-33134-A-11 and 98-33135-A-11).

               "Claim" means every right, cause of action, defense, setoff, counterclaim and remedy, whether or not asserted or encompassed within the definition set forth in section 101(5) of the Bankruptcy Code.

               "Claims Procedure Order" means the Order Establishing a Claims Filing Procedure and Eliminating the Requirement of Local Rule 3003-1 entered by the Bankruptcy Court on January 5, 1999.

               "Committee" means the Official Investors' Committee appointed in certain of the Chapter 11 Cases by the Office of the United States Trustee.

               "Common Membership Interests" or "Common Interests" means the class common membership interests being issued by JCM to Investors pursuant to Articles XVI and XVII of the Plan. This form of Interest is most closely analogous to common stock in a corporation.

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

               "Confirmation Date" means the date of entry on the docket by the Bankruptcy Court of the Confirmation Order.

               "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan.

               "Connolly" means John Connolly IV or any partnership, limited liability company, corporation or other entity controlled by him.

               "Convenience Class Election" shall have the meaning ascribed to it in Article XVI.A.

               "Convenience Class Investor" means an Investor, including a Barnabas Investor, who makes the Convenience Class Election and is not excluded from this Class.

               "CPAs" shall have the meaning ascribed to it in Article XVII.E.5.c.ii.

               "CRIIMI MAE" means CRIIMI MAE Services Limited Partnership, in its capacity as Sub-Servicer for LaSalle National Bank, as Trustee for the Certificateholders of the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1997-C1. The term shall include all Affiliates, successors and assigns and their predecessors in interest, if any, under the documents and instruments which evidence or secure any Claim held by CRIIMI MAE.

               "Current Amount Invested" means the aggregate amount of an Equity Investor's Equity Investments minus any amount(s) paid to the Equity Investor on account of such Equity Investments prior to the Petition Date.

               "Debt Instrument Addendum" means that addendum to be attached to each promissory note that constitutes a component of a Senior Lender's Senior Loan Documents, in the form attached hereto as Exhibit H, setting forth the modifications to the Senior Loan Documents described in Articles XI and XII of the Plan.

               "Disclosure Statement" means the written statement approved by the Bankruptcy Court describing the Plan, in both its present form and as it may be altered, amended, or modified by the Proponents in the future.

               "Disputed Claim" or "Disputed Interest" mean a Claim against, or Interest in any

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

of the IRM Entities that (a) has been included in any schedules filed with the Bankruptcy Court at any time as disputed, contingent, or unliquidated; or (b) as to which an objection has been filed before 90 days following the Confirmation Date or the date upon which JCM or the Committee first becomes aware of said Claim, whichever is later, and which objection is not the subject of a Final Order and has not been withdrawn.

               "Disputed Claims Reserve Account" shall have the meaning ascribed to it in Article XXII.F.2.

               "Distribution" means, collectively, the distribution of Cash, the JCM Membership Interests, the Debt Instrument Addenda, and all other property and instruments to be distributed under the Plan to holders of Allowed Claims and Allowed Interests.

               "D&O Insurance" means the directors and officers liability insurance to be obtained by JCM as defined in Article XXIV.F.

               "Effective Date" means the later of (a) the first Business Day which is 11 days following the Confirmation Date or such other date as the Proponents may fix which shall be not later than 120 days following Confirmation; or (b) the first Business Day after the day under clause (a) on which there is not in force any stay or injunction against the enforcement of the Plan or the Confirmation Order.

               "Equity" means the amount by which the estimated value of JCM's assets exceeds the amount of the Senior Lender Debt as of the Effective Date.

               "Equity Investment" means each Equity Investor's limited partner interest in a single Equity Partnership.

               "Equity Investors" means Persons who hold limited partnership interests in the Equity Partnerships.

               "Equity Partnerships" means those California limited partnerships that hold title to the Real Estate Assets, as listed on Exhibit B.

               "Equity Partnership Funds Order" means, collectively, the Order on Motion to Use Equity Partnership Funds entered by the Bankruptcy Court in the Chapter 11 Cases on May 13, 1999 and any subsequent order of the Bankruptcy Court extending the May 13 order,

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

including but not limited to that order filed on November 8 , 1999.

               "Estate" means the estate created in the Chapter 11 Cases pursuant to Bankruptcy Code Section 541, including the estate created by the Substantive Consolidation Order.

               "Estate Actions" means any and all rights, defenses, claims or Claims that the Estate has or may have including, without limitation, rights of setoff, counterclaim, or recoupment, and Claims on contracts or for breaches of duties imposed by law and Claims pursuant to Sections 362, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code and also shall include any Claims relating to the Gagen, McCoy Dispute.

               "Exercise Price" shall have the definition ascribed to it in
Article XVII.E.5.c.

               "Existing Investment Security" means any ownership interest held by an Investor on the Petition Date in any Equity Partnership, any Loan Partnership, Zeta or Gamma, including but not limited to the ownership of a promissory note made by Gamma or Zeta.

               "Fannie Mae" means Federal National Mortgage Association, on behalf of itself and its Affiliates, successors and assigns, and its and their predecessors in interest, if any, under the documents and instruments which evidence or secure any Claims held by Fannie Mae.

               "Fannie Mae Stipulation" means that stipulation between Proponents and Fannie Mae approved by an order of the Bankruptcy Court entered on March 30, 2000.

               "Final Order" means an order of the Bankruptcy Court which has not been stayed and as to which (a) any appeal or petition for rehearing, reconsideration, or certiorari that has been filed has been finally determined or dismissed, or (b) the time for such appeal or such petition has expired and a notice of appeal or petition has not been filed timely.

               "Gagen, McCoy Dispute" means that dispute between the IRM Entities on one hand and the law firm of Gagen, McCoy, McMahan & Armstrong (or any predecessor or successor) on the other hand, arising from the prior representation by Gagen, McCoy, McMahan & Armstrong of various of the IRM Entities.

               "Gamma" means, collectively, Gamma Secured Investments and Gamma Investment Fund, LLC.

               "Gamma Notes" means, collectively, the promissory notes issued by Gamma to

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

Investors prior to the Petition Date.

               "General Unsecured Claim" means a Claim against the Estate, however arising, not entitled to priority under section 507(a) of the Bankruptcy Code, which is not secured by any property of the Estate including, without limitation, a Claim based upon the rejection of an executory contract or unexpired lease. The term "General Unsecured Claim" does not include Claims by Investors.

               "Holder" shall have the meaning ascribed to it in Article
XVII.E.5.

               "Initial JCM Board" shall have the meaning ascribed to it in
Article XXIV.A.

               "Investment(s)" means Equity Investment (s) and Loan Investment(s), collectively (but does not include the ownership of such interests by IRM Entities, the Principals or Insiders).

               "Investors" means Equity Investors and Lender Investors, collectively.

               "Investor Bar Date" means April 15, 1999, the date established in the Claims Procedure Order as the last date on which an Investor who received an Investor Statement could timely object to such Investor's treatment in the Investor Statement.

               "Investor Statement" means the form of statement sent by IRM in April, 1999 to each Investor pursuant to the Claims Procedure Order.

               "IRM" means IRM Corporation.

               "IRM Entities" means, collectively, IRM, the Other General Partner Debtors, the Equity Partnerships, Gamma, Zeta, the Loan Partnerships, and Danville, LLC.

               "JCM" means JCM Partners, LLC, the Delaware limited liability company to be formed, capitalized and managed as described in Article XXIV of the Plan.

               "JCM Board" shall have the meaning ascribed to it in Article XXIV.C.

               "JCM Membership Interests" means the two forms of equity ownership interests in JCM, namely the Common Membership Interests and the Preferred Membership Interests.

               "JCM Preferred Interests" means the Preferred Interests.

               "JCM Operating Agreement" means the operating agreement for JCM substantially in the form attached as Exhibit D.

               "Lender Investors" means (a) Persons who hold limited partnership interests in a

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

Loan Partnership; (b) Persons who hold an unpaid promissory note issued by Gamma or Zeta; (c) Jack DeJong with respect to his Claim against IRM Corporation; and
(d) any beneficiary of a deed of trust purportedly encumbering IRM's Real Estate Assets that is not classified as a Senior Lender.

               "Loan Investment" means each single purchase by a Lender Investor of a Loan Partnership limited partnership interest or a promissory note issued by Gamma or Zeta.

               "Loan Partnerships" means the limited partnerships formed and syndicated by IRM Corporation as listed on Exhibit C. The Loan Partnerships frequently are referred to as "loan groups," although not in the Plan.

               "Local Rules" means the Local Bankruptcy Rules for the United States Bankruptcy Court for the Eastern District of California, as now in effect or hereafter amended.

               "Mandatory Distributions" shall have the meaning ascribed to them in Article XVII. F.

               "Mechanics Bank Stipulation" means that stipulation between Proponents and The Mechanics Bank approved by an order of the Bankruptcy Court entered on April 18, 2000.

               "New Options" shall have the meaning ascribed to them in Article XXIV.G.

               "Non-Operational Cash Sources" shall have the meaning ascribed to them in Article XVII.E.

               "Occupancy Agreements" means those month-to-month and other leases and agreements pursuant to which IRM Entities lease tenancies at the Real Estate Assets to individuals and businesses.

               "Other General Partner Debtors" shall mean the chapter 11 debtors listed on Exhibit A hereto, each of which served as the general partner in one or more Equity Partnership or Loan Partnership.

               "Partial Redemption" means a redemption of some, but less than all of the outstanding Preferred Membership Interests.

               "Payment Date" shall have the meaning ascribed to it in Article XVII.G.5.

               "Petition Date" means August 7, 1998 for IRM Corporation and IRM-Country

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Glen, Inc., IRM-Creekside, Inc., and IRM-Diablo View, Inc.; August 10, 1998 for
the Other General Partner Debtors (other than IRM-Country Glen, Inc., IRM-Creekside, Inc., and IRMDiablo View, Inc.); and August 24, 1998 for Gamma.

               "Plan" means this Amended Joint Plan of Reorganization, as it is or may be amended.

               "Plan Disbursement Account" shall have the meaning ascribed to it in Article XXII.D.

               "Preferred Membership Interests" or "Preferred Interests" means the class of preferred interests being issued to the Convenience Class of Investors by JCM pursuant to Articles XVI and XVII of the Plan. This form of Interest is most closely analogous to preferred stock in a corporation.

               "Pricing Date" shall have the meaning ascribed to it in Article 5.2(a) of the Operating Agreement.

               "Principals" means, collectively (a) John O. Van Hofwegen, (b) John A. Van Hofwegen, (c) David Buurma, (d) Lawrence W. Van Duyn, (e) Relatives of the foregoing, and (f) includes any trusts of which any of the foregoing is an Insider.

               "Proponents" means, collectively, the Committee and each of the IRM Entities other than the debtors in the Equity Partnership Cases, in their capacities as proponents of the Plan.

               "Pro Rata" means proportionately so that the ratio of the amount of the Distribution made on account of a particular Allowed Claim or Allowed Interest in a class to the aggregate amount of all Distributions made on account of all Allowed Claims and Allowed Interests entitled to participate in the Distribution to said class is the same as the ratio of the amount of such particular Allowed Claim or Allowed Interest to the amount of all Allowed Claims or Allowed Interests entitled to participate in the Distribution to said class.

               "Put Right" shall have the meaning ascribed to it in Article XVII.E.5.

               "Put Right Record Date" shall be the fifth (5rd) Anniversary
Date.

               "Real Estate Asset" means those developed and undeveloped parcels of real

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

property owned on the petition Date by the Equity Partnerships as listed on Exhibit E, and the real property owned by Gamma Secured Investments and Danville Associates, LLC.

               "Redemption Value" means an amount equal to $40 per Preferred Membership Interest plus profits and less losses and distributions relating thereto as of the Pricing Date.

               "Schedules" means, collectively, the schedules and statement of affairs filed in the IRM Corporation chapter 11 case on September 21, 1998, and any amendments thereto.

               "Secured Claim" means a Claim secured by collateral of a value equal or greater than the Allowed Claim. To the extent that the collateral securing the Claim is of a value less than the Claim, such deficiency is a General Unsecured Claim.

               "Senior Lender" means a lender that holds a promissory note secured by a Senior Lender Deed of Trust. Senior Lender does not include Loan Groups, Gamma or Zeta.

               "Senior Lender Classes" means, collectively, the Classes of Secured Claims (and any subclasses thereof) enumerated in Article XI.A of the Plan.

               "Senior Lender Debt" means, collectively, the approximately $164 million of obligations owed by various of the IRM Entities to the Senior Lenders.

               "Senior Lender Deeds of Trust" means, collectively, the deeds of trust in favor of the Senior Lenders that serve to secure the Senior Lender Debt.

               "Senior Lender Loan Documents" means, collectively, the written agreements, instruments and documents, promissory notes, the Senior Lender Deeds of Trust, assignments of rent, and other writings that memorialize the Senior Lender Debt.

               "SM LLC" shall mean single member limited liability company as provided for in Article XXII.N.

               "Substantive Consolidation Order" means the Order of the Bankruptcy Court granting the Motion to Substantively Consolidate Related Debtors and Non-Debtors that will be entered by the Bankruptcy Court on January 28, 2000.

               "Total Investments" means the aggregate of all Allowed Investor Claims.

               "Trade Creditors" means those Persons who have extended credit to the Equity Partnerships on account of ordinary course of business goods provided or services rendered with

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

respect to the Real Estate Assets. Trade Creditors include, but are not limited to, Persons who provide gardening, pool cleaning and maintenance, heating and air conditioning maintenance, and the like.

               "Unclassified Claims" means Administrative Claims, adequate protection Claims arising under Section 507(b) of the Bankruptcy Code, if any, and tax Claims of the kind specified in Sections 507(a)(1), 507(a)(2), and 507(a)(7) of the Bankruptcy Code, respectively.

               "Unencumbered Assets" means the Real Estate Assets that are not subject to Senior Lender Deeds of Trust (i.e., Floyd Avenue Condominiums, Northlake Gardens Condominiums, Westview Lot, Starlight Estates Land and 908 Enterprise Industrial Park - each as described on Exhibit E).

               "Web Leases" means, collectively, the 31 real property leases entered into by Web Service on one hand and 31 separate Equity Partnerships on the other pursuant to which Web Service leases common laundry room(s) for the purpose of operating a coin-operated laundry service.

               "Web Service" means Web Service Company, Inc., the lessee under the Web Leases.

               "Web Service Claim" shall have the meaning ascribed to it in
Article VI.

               "Zeta" means Zeta Secured Investments, a California limited partnership.

        C. Rules of Interpretation, Computation of Time and Governing Law.

               1. Rules of Interpretation. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to articles, sections and exhibits are references to articles, sections and exhibits of or to the Plan;
(e) the words "herein"

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

and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; and (f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of the Plan. The Rules of Construction in
Section 102 of the Bankruptcy Code apply except as otherwise provided in the Plan.

               2. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

               3. Governing Law. Except to the extent that either the Bankruptcy Code or Bankruptcy Rules is applicable, and subject to the provisions of any contract, note, deed of trust, security agreement, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, construed and enforced in accordance with the laws of the State of California.

                                   ARTICLE III

                 CLASSIFICATION GENERALLY; UNCLASSIFIED CLAIMS

        A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of the class and is classified in a different class to the extent the Claim or Interest qualifies within the description of that different class.

        In accordance with Section 1123(a)(1) of the Bankruptcy Code, Unclassified Claims have not been classified and are excluded from the following classes.

                                   ARTICLE IV

                        CLASSIFICATION OF PRIORITY CLAIMS

        Class 1 consists of all Claims that are not Unclassified Claims and are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code.

                                    ARTICLE V

                        CLASSIFICATION OF SECURED CLAIMS

        The following are classes of Claims held by Senior Lenders secured by Senior Lender Deeds of Trust. The name of the Real Estate Asset that serves as collateral for each Secured Claim is the common name for such property and cross-references to Exhibit E.

        Class 2. CalFed Secured Claims.

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              A.     Claim secured by Apollo Gardens Apartments.

              B.     Claim secured by Carmichael Gardens Apartments.

              C.     Claim secured by Kaiser Road Industrial Warehouse.

              D.     Claim secured by Lincoln Place Apartments.

              E.     Claim secured by Meadowlark Apartments.

              F.     Claim secured by North Country Vista Apartments.

              G.     Claim secured by Orangewood East Apartments.

              H.     Claim secured by Sterling Pointe I Apartments.

              I. Claim secured by Village Green Apartments (senior lien), serviced by CalFed for the benefit of Fannie Mae.

              J. Claim secured by Village Green Apartments (second priority lien).

              K.     Claim secured by 900 Business Park.

              L.     Claim secured by 910 Enterprise Industrial Park.

Class 3.      Fannie Mae Secured Claims.

              A.     Claim secured by Granville Apartments.

              B.     Claim secured by Inglewood Apartments.

              C.     Claim secured by La Espana Apartments.

              D.     Claim secured by La Riviera Apartments.

              E.     Claim secured by Laurel Glen Apartments.

              F.     Claim secured by Fairway Estates Apartments.

              G.     Claim secured by Meadow Gardens I Apartments.

              H.     Claim secured by Oakwood Apartments.

              I.     Claim secured by La Riviera Commons Apartments.

Class 4.      CRIIMI MAE Secured Claims.

              A.     Claim secured by Country Glen Apartments.

              B.     Claim secured by Creekside Gardens Apartments.

              C.     Claim secured by Diablo View Apartments.

              D.     Claim secured by Foxworth Apartments.


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
              E.     Claim secured by Glenbrook Apartments.

              F.     Claim secured by Driftwood Apartments.

              G.     Claim secured by Meadow Lakes Apartments.

              H.     Claim secured by Parkwood Apartments.

              I.     Claim secured by Peachwood Apartments.

              J.     Claim secured by 2125 Salvio Pacheco Office Building.

              K.     Claim secured by Sunrise Commons Condominiums.

              L.     Claim secured by Walnut Woods Apartments.

Class 5.      Washington Mutual Secured Claims.

              A.     Claim secured by Antelope Woods Apartments.

              B.     Claim secured by Sterling Pointe II Apartments.

              C.     Claim secured by Mariner's Cove Apartments.

              D.     Claim secured by Morningside Creek Apartments.

              E.     Claim secured by Fair Oaks Meadows Apartments.

              F.     Claim secured by Peach Tree Condominiums.

Class 6.      Bay View Federal Secured Claims.

              A.     Claim secured by Greenbriar Apartments.

              B.     Claim secured by Oakview Apartments.

              C.     Claim secured by Orangewood West Apartments.

Class 7.      World Savings Secured Claims.

              A.     Claim secured by Riverside Commons Apartments.

              B.     Claim secured by Meadow Gardens II Apartments.

              C.     Claim secured by Villa Verde North Apartments.

Class 8.      Bank of America Secured Claim secured by Crestview Pines
              Apartments.

Class 9. Guaranty Federal Bank Secured Claim secured by Northwood Place Apartments.

Class 10.     Capital Crossing Bank Secured Claim secured by Danville Partners -
              Wilson Building (San Francisco).


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

Class 11.     Napa National Bank Secured Claim secured by Kaiser Enterprise
              Light Industrial Park.

Class 12.     People's Bank of California Secured Claim secured by Villa Diablo
              Apartments.

Class 13.     St. Paul Federal Bank Secured Claim secured by Hidden Creek
              Apartments.

Class 14.     The Vintage Bank Secured Claim secured by Enterprise Industrial
              Building.

Class 15.     Wells Fargo Bank Secured Claim secured by Park Lakewood
              Apartments.

Class 16.     Antelope Junior Lender Secured Claim secured by a second priority deed of trust on Antelope Woods Apartments.

Class 17.     Apollo Junior Lender Secured Claim secured by a second priority deed of trust on Apollo Gardens Apartments.

Class 18.     The Mechanics Bank Secured Claim which was satisfied in full pursuant to the Mechanics Bank Stipulation.

Class 19.     Secured Claims of County Tax Collectors on account of delinquent real property taxes:

              A.     Napa County.
                     1.     900 Business Park.
                     2.     Kaiser Enterprise Light Industrial Park.

              B.     Sacramento County (Riverside Commons Apartments).

              C.     Solano County (Starlight Estates vacant land).

              D.     Stanislaus County.

                     1.     Floyd Avenue Apartments.
                     2.     Northlake Gardens Apartments.



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

                                   ARTICLE VI

                       CLASSIFICATION OF UNSECURED CLAIMS
                     HELD BY CREDITORS OTHER THAN INVESTORS


        Class 20. Class 20 is comprised of General Unsecured Claims other than the Claim of Web Service.

        Class 20A. Class 20A is comprised of the Claim of Web Service related to the Web Leases ("Web Service Claim").

                                   ARTICLE VII

            CLASSIFICATION OF CLAIMS AND INTERESTS HELD BY INVESTORS
                         OTHER THAN SUBORDINATED CLAIMS


        The following classes are comprised of Investors, exclusive of the Claims in Classes 26 and 27.

        A. Class 21 Convenience Class Investors. An administrative convenience class consisting of Convenience Class Investors.

        B. Class 22 Lender Investors. Allowed Investor Claims of Lender Investors that are not Class 21 Claims.

        C. Class 23 Equity Investors. Allowed Investor Claims of Equity Investors that are not Class 21 Claims.

        D. Class 24 Rescission Claims (Former Investments). Investors' rescission Claims based upon Investments formerly held by an Investor, and is divided into two subclasses as follows:

               1. Class 24.A consists of any Claim arising from a request for the rescission of a purchase or sale of formerly owned Equity Investments or for damages arising from such a purchase or sale, which Claim is held by a Person who does not own, as of the Petition Date, the Equity Investment which forms the basis of said Claim, and every Claim for reimbursement or contribution under Bankruptcy Code Section 502 on account of such a Claim for rescission or damages.

               2. Class 24.B consists of any Claim arising from a request for the rescission of a purchase or sale of formerly owned Loan Investments or for damages arising from such a

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

purchase or sale, which Claim is held by a Person who does not own, as of the Petition Date, the Loan Investment which forms the basis of said Claim, and every Claim for reimbursement or contribution under Bankruptcy Code Section 502 on account of such a Claim for rescission or damages.

        E. Class 25 Rescission Claims (Currently Held Investments). Investors' rescission Claims based upon Investments currently held by an Investor and is divided into two subclasses as follows:

               1. Class 25.A consists of any Claim arising from a request for the rescission of a purchase or sale of currently owned Equity Investments or for damages arising from such a purchase or sale, which Claim is held by a Person who owns, as of the Petition Date, the Equity Investment which forms the basis of said Claim, and every Claim for reimbursement or contribution under Bankruptcy Code Section 502 on account of such a Claim for rescission or damages.

               2. Class 25.B consists of any Claim arising from a request for the rescission of a purchase or sale of formerly owned Loan Investments or for damages arising from such a purchase or sale, which Claim is held by a Person who owns, as of the Petition Date, the Loan Investment which forms the basis of said Claim, and every Claim for reimbursement or contribution under Bankruptcy Code Section 502 on account of such a Claim for rescission or damages.

                                  ARTICLE VIII

                      CLASSIFICATION OF SUBORDINATED CLAIMS

        Class 26 consists of all Claims and Interests which are subordinated to other Creditor and/or Investor Claims pursuant to stipulation or order of the Bankruptcy Court.

                                   ARTICLE IX

                   CLASSIFICATION OF AND CLAIMS AND INTERESTS
                    HELD BY IRM ENTITIES OR THAT ARE SUBJECT
                         TO SUBORDINATION OR ELIMINATION


        A. Class 27 consists of all Claims against any of the IRM Entities that are held by other IRM Entities and any Interests held by any IRM Entities in other IRM Entities. It includes, but is not limited to all intercompany Claims, and all IRM Entities' Interests in Gamma, Zeta, Loan Partnerships, Equity Partnerships and Danville Partners LLC.

        B. Class 28 consists of all Interests in IRM, Gamma, Zeta, the Other General Partner

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

Debtors and Danville Partners, LLC.

        C. Class 29 consists of all Claims against, or Interests in, IRM Entities which are subject to subordination or elimination pursuant to Bankruptcy Code Section 1129(b).

                                    ARTICLE X

                  TREATMENT OF UNCLASSIFIED AND CLASS 1 CLAIMS

        A. Treatment of Unclassified Administrative Claims.

               1. Payment of Administrative Claims. Except as specified below, and subject to the bar date provisions set forth in Article X.A.4 below, unless the holder of an Administrative Claim and the Proponents agree to other treatment, each holder of an Allowed Administrative Claim shall receive Cash equal to the amount of such Allowed Administrative Claim (including any portion of such Claim that has been Allowed) no later than the Effective Date. In the event such an Administrative Claim is not an Allowed Claim at such time, then the holder thereof shall receive Cash no later than 30 days after the entry of a Final Order allowing such Administrative Claim.

               2. Statutory Fees. Administrative Claims for fees payable pursuant to section 1930 of Title 28 of the United States Code, 28 U.S.C.
Section 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the Plan, shall be paid in Cash equal to the amount of such Administrative Claims on or before the Effective Date.

               3. Ordinary Course Liabilities. Administrative Claims based on liabilities incurred by any IRM Entity in the ordinary course of its business (including tax Claims and Administrative Claims of Trade Creditors) shall be paid by JCM pursuant to the terms and conditions of the particular transaction giving rise to such Claims, and the legal, equitable, and contractual rights of holders of such Administrative Claims shall remain unaltered by the Plan.

               4. Bar Date for Administrative Claims. All requests for payment of Administrative Claims must be filed and served on the Debtors, JCM, on counsel for the Committee and on the U.S. Trustee no later than 60 days after the Confirmation Date. Holders of Administrative Claims that are required by the Bankruptcy Code to file and serve a request for payment of such Administrative Claims and that do not timely file and serve such a request shall

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
be forever barred from asserting such Administrative Claims against the IRM Entities or JCM. Thus, professionals or other persons requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code Sections 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Confirmation Date, must, no later than 60 days after the Confirmation Date, file and serve, as described in this subparagraph, an application for final allowance of compensation and reimbursement of expenses.

        B. Treatment of Class 1 Claims. Subject to the bar date provisions in
Article X.A.4 above, unless the holder of a Class 1 Claim and the Proponents agree to other treatment, each holder of an Allowed Claim in Class 1 shall receive Cash equal to the amount of such Allowed Claim (including any portion of such Claim that has been Allowed) no later than the Effective Date. In the event such a Class 1 Claim is not an Allowed Claim at such time, then the holder thereof shall receive Cash no later than 30 days after the entry of a Final Order allowing such Class 1 Claim.

        C. Treatment of Unclassified Priority Tax Claims. Unless otherwise agreed to by the Proponents and the holder of the Allowed Claim for Unclassified Priority Tax, each holder of such a Claim shall receive, on account thereof, deferred Cash payments over a period not exceeding six years from the date of assessment of such Claim. Payment shall be made by JCM in equal annual installments of principal, plus simple interest accruing from the Effective Date at eight percent per annum on the unpaid portion of each such Claim, until such time as it is paid in full. The first payment shall be made on the later of (i) one year following the Effective Date; (ii) 30 days after the date of a Final Order allowing such Claim; and (iii) such other time agreed to by the holder of such Claim and JCM. Notwithstanding anything to the contrary in the Plan, JCM shall have the right, without premium or penalty, to pay any such Claim (or any remaining balance) in full, at any time on or after the Effective Date.

                                   ARTICLE XI

            TREATMENT OF SECURED CLAIMS OF SENIOR LENDERS GENERALLY

        A. Unless expressly provided otherwise in Article XII, the provisions of this Article XI shall be applicable to all Claims arising from the Senior Lender Debt secured by the Senior

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

Lender Deeds of Trust, which Claims have been designated in the following Classes (and any subclasses of such Classes): Class 2 (CalFed); Class 3 (Fannie
Mae); Class 4 (CRIIMI MAE); Class 5 (Washington Mutual); Class 6 (Bay View Federal); Class 7 (World Savings); Class 8 (Bank of America); Class 9 (Guaranty Federal Bank), Class 10 (Capital Crossing Bank); Class 11 (Napa National Bank); Class 12 (People's Bank of California); Class 13 (St. Paul Federal Bank); Class 14 (The Vintage Bank); and Class 15 (Wells Fargo Bank). This Article XI does not apply to the treatment of Classes 16, 17 or 18.

        B. The Proponents shall seek from the Bankruptcy Court findings of fact and conclusions of law to be included in the Confirmation Order that the value of the real and personal property collateral securing each of the Claims held by the members of the Senior Lender Classes equals or exceeds the amount of the principal, interest, fees and other charges such as professional fees and costs, and that each Allowed Claim is fully secured under Bankruptcy Code Sections 506(a) and 506(b).

        C. The Allowed Claim of a holder of a Claim in the Senior Lender Classes shall be in the amount of: (i) the principal balance as of the Effective Date;
(ii) all accrued but unpaid interest as of the Effective Date, at the rate provided for in the Senior Lender Loan Documents, provided that the interest rate shall be calculated at the contract rate (as opposed to the default rate) set forth in the Senior Lender Loan Documents and shall not include any penalties, premium rates, late fees, default interest, transfer or loan assumption fees, or charges arising solely because of default, including maturity; and (iii) all reasonable fees and costs, including professional fees and costs, provided for in the Senior Lender Loan Documents, but only to the extent approved in an order of the Bankruptcy Court following the Senior Lender's compliance with Article XI. J.

        D. On the Effective Date, the holder of an Allowed Claim described in this Article XI shall retain its Senior Lender Loan Documents, and each such Claim shall be secured by a lien upon and security interest in all real and personal property collateral previously granted to such Senior Lender, which lien and security interest shall have the same priority it had as of the Petition Date, to the extent said lien and security interest was (i) valid, perfected, and not

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avoidable as of the Petition Date; or (ii) granted pursuant to a Bankruptcy
Court order as a form of adequate protection - whether granted in connection with continuation of the automatic stay, for use of cash collateral or pursuant to the Equity Partnership Funds Order.

        E. Except as provided in Article XII, on the Effective Date, each of the obligations evidenced by the Senior Lender Loan Documents shall be modified as set forth in the Debt Instrument Addendum to be attached and incorporated into the Senior Lender Loan Documents as of the Effective Date, and as described below:

               1. The principal (i.e., "face") amount of the obligation shall be the sum described in paragraph C of this Article XI ;

               2. The obligation shall be paid on a new thirty-year amortization schedule, commencing on the Effective Date, with payment in full due on the later of (i) the seventh (7th) Anniversary Date; (ii) June 30, 2007; or (iii) the maturity date specified in the Senior Lender Loan Documents.

               3. If the obligation memorialized in the Senior Lender Loan Documents bore interest at a variable rate, then the obligation shall include accrual and payment of interest at the contract and default rates with reference to the same index as provided in the Senior Lender Loan Documents.

               4. If the obligation memorialized in the Senior Lender Loan Documents bore interest at a fixed rate, then the rate set by the Debt Instrument Addendum shall be the rate provided in Article XII of the Plan unless (a) JCM and the Senior Lender agree in writing to a different rate; or (b) a different rate is set pursuant to the cramdown provisions of Article XXI of the Plan;

               5. The obligations shall contain provisions making them fully assignable and assumable (subject to reasonable and customary underwriting standards) and shall provide for a loan assumption fee equal to up to one percent of the outstanding principal balance in connection with the assignment by JCM to a third party or assumption by a third party of JCM's obligation.

        F. There shall be no acceleration nor any fees, points, etc. charged by the Senior

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Lenders on account of the Debt Instrument Addendum or any of the other provisions of the Plan, and no new inspections, appraisals or reports shall be required.

        G. No yield maintenance, prepayment, early payment, lock-in, or similar provision in the Senior Lender Loan Documents shall be enforceable. Nor shall the Debt Instrument Addendum or the Plan extend any dates relating to such provisions or commence a new period if the period described in the Senior Lender Loan Documents has expired.

        H. Delivery by JCM of the applicable Debt Instrument Addendum shall be deemed to be in full satisfaction of all Allowed Claims asserted by a member of the Senior Lender Classes, including, but not limited to, any Administrative Claim and any Priority Unsecured Claim arising in connection with the Chapter 11 Cases, including but not limited to Claims on account of the use of cash collateral pursuant to the Equity Partnership Funds Order or otherwise.

        I. On and after the Effective Date, no Senior Lender may commence any enforcement action with respect to the Senior Lender Loan Documents which arises from an event occurring prior to the Effective Date that would otherwise be a default, including but not limited to any alleged default based, in whole or in part, on: (i) the commencement of the Chapter 11 Cases; (ii) payment defaults;
(iii) the failure to maintain any of the Real Estate Assets in a condition required by the Senior Lender Loan Documents; (iv) the transfer of any Real Estate Asset to JCM or the continuing ownership of such Real Estate Asset by JCM; and (v) any other action taken by JCM in furtherance of Confirmation.

        J. All requests by Senior Lenders for allowance of amounts under Bankruptcy Code Section 506(b) must be filed and served on the Debtors, JCM, counsel for the Committee and the U.S. Trustee not later than thirty (30) days after the Confirmation Date. Any Senior Lender that fails to timely file and serve a request for allowance of amounts under Bankruptcy Code Section 506(b) shall be forever barred from asserting such a Claim.

        K. At its expense, on the Effective Date, JCM shall provide each Senior Lender with a CLTA Lender's Policy of Title Insurance, or an appropriate endorsement, insuring each Senior Lender's Secured Claim(s) as having the lien priority set forth in this Plan.

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                                   ARTICLE XII

                      SPECIFIC TREATMENT OF SECURED CLAIMS
                            OF CERTAIN SENIOR LENDERS


        A. Generally. In contrast to the uniform treatment of Claims held by holders of Claims in the Senior Lender Classes provided in Article XI, this
Article XII provides for the specific individual treatment of the Claims in the Senior Lender Classes. To the extent there is a conflict between the treatment afforded such Claims generally in Article XI and the treatment afforded a Claim in this Article XII, the terms of this Article XII shall control. As noted in
Article XI.E.3 above, unless expressly described in this Article XII, nothing in
Article XI or this Article XII changes the interest rate with respect to any obligations that are variable rate loans pursuant to the Senior Lender Loan Documents. Unless expressly provided otherwise, the default rate shall be an additional 2% over the rate stated below.

        B. Class 2 Claims (CalFed). The Claim in Class 2.A. shall receive the treatment under the Plan as provided in the stipulation in the Apollo Gardens Partners chapter 11 case approved by an order of the Bankruptcy Court filed December 13, 1999. The remaining Claims of Class 2, specifically Classes 2.B. through 2.L., inclusive, shall receive the treatment as specified in the CalFed Stipulation and the exhibits thereto. The only provisions of Article XI that apply to the Class 2 Claims are XI.B., XI.D (except the reference to Senior Lender Loan Documents will include Loan Documents [as defined in the CalFed Stipulation] to the extent the Loan Documents modify or replace Senior Lender Loan Documents), and XI.I.

        C. Class 3 Claims (Fannie Mae). Claims of Class 3, specifically Classes 3.A. through 3.I., inclusive, shall receive the treatment as specified in the Fannie Mae Stipulation and the exhibits thereto. The only provisions of Article XI that apply to the Class 3 Claims are XI.B., XI.D (except the reference to Senior Lender Loan Documents will include Loan Documents [as defined in the Fannie Mae Stipulation] to the extent the Loan Documents modify or replace Senior Lender Loan Documents), and XI.I.

        D. Class 4 Claims (CRIIMI MAE). The holder of the Class 4 Claims shall receive the following treatment.

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        The Class 4 Claims shall remain unchanged except as follows:

               1. Each Class 4 Claim shall be re-amortized over a new 30 year period beginning on the Effective Date.

               2. The maturity date of each Class 4 Claim shall be extended for an additional 3 years (therefore, each Class 4 Claim will mature sometime in early 2007). During this 3 year extension:

                      a. The interest rate for each Class 4 Claim shall increase by 50 basis points (0.5%); and

                      b. No yield maintenance fee, prepayment penalty or other fee will be due if any of the Class 4 Claims is paid in full.

               3. The Yield Maintenance Fee which would otherwise be due if a Class 4 Claim is pre-paid, will be the lesser of the following amounts:

                      a. During the first one year subsequent to the expiration of the "lockout" period, the lesser of (i) the amount calculated under the Loan Documents; or (ii) 3% of the then unpaid principal balance;

                      b. During the second year subsequent to the expiration of the "lockout" period, the lesser of (i) the amount calculated under the Loan Documents; or (ii) 2 1/2% of the then unpaid principal balance; and

                      c. During the third year subsequent to the expiration of the "lockout" period, the lesser of (i) the amount calculated under the Loan Documents; or (ii) 2% of the then unpaid principal balance;

               4. The "Default Rate" of interest will be changed to be the contract rate (i.e., the non-default rate) plus 2%.

               5. On the Effective Date, the Class 4 Claimholder shall be paid $300,000 in cash in full payment and satisfaction of any and all fees and costs which the Class 4 Claimholder asserts, or could assert to be due and owing, including, but not limited to, attorney fees, late fees, foreclosure fees, extension fees, or appraisal fees. This paragraph shall be subject to further negotiation and agreement between the Plan Proponents and the Class 4 Claimholder if the

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Confirmation Date is later than May 31, 2000.

        E. Class 5 Claims (Washington Mutual). The Class 5 Claims will receive no special treatment, EXCEPT:

               1. The maturity dates of each of the loans that comprise the Class 5 Claims will remain as provided in the relevant Senior Lender Loan Documents; and

               2. Washington Mutual's actual attorney fees and costs under the Senior Lender Loan Documents, not to exceed $35,000, which the Proponents agree are necessary and reasonable, will be paid in cash on the Effective Date. Such cap on fees and costs applies only if the Confirmation Order is filed on or before May 31, 2000.

        F. Class 6 Claims (Bay View Federal). The Class 6 Claims will receive no special treatment, EXCEPT: Bay View Federal's actual attorney fees and costs arising in connection with its Claims in Class 6.A and 6.C, not to exceed $40,000, will be paid in cash on the Effective Date. Such cap on fees and costs applies only if the Confirmation Order is filed on or before May 31, 2000.

        G. Class 7 Claims (World Savings). The holder of the Class 7 Claims shall receive the following treatment under the Plan:

               1. Class 7.A (Riverside Commons Apartments): No special treatment (variable rate).

               2. Class 7.B (Meadow Gardens II Apartments): No special treatment (variable rate).

               3. Class 7.C (Villa Verde North Apartments): No special treatment (variable rate).

        H. Class 8 Claim (Bank of America). The Class 8 Claim shall receive the treatment as specified in the Bank of America Stipulation and the exhibits thereto. The only provisions of Article XI that apply to the Class 8 Claims are XI.B, XI.D (except the reference to Senior Lender Loan Documents will include Loan Documents [as defined in the Bank of America Stipulation] to the extent the Loan Documents modify or replace Senior Lender Loan Documents), and XI.I.

        I. Class 9 Claim (Guaranty Federal Bank). The Class 9 Claim will receive no

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special treatment, EXCEPT:

               1. On the Effective Date the interest rate will be a variable rate equal to the 10 year treasury bill index (adjusted weekly), plus 200 basis points;

               2. Notwithstanding paragraph 1., the interest rate shall have a maximum equal to 300 basis points above the interest rate on the Effective Date, and a minimum equal to 300 basis points below the interest rate on the Effective Date; and

               3. Proponents agree that Guaranty Federal Bank's attorney fees and costs of $22,806.06 through March 20, 2000, are reasonable and necessary and that such fees and costs, plus any reasonable fees and costs incurred by Guaranty Federal Bank (not to exceed an additional $4,000) up to and including the Effective Date, shall be capitalized and added to the unpaid loan balance.

        J. Class 10 Claim (Capital Crossing Bank). The Class 10 claim will receive no special treatment, EXCEPT:

               1. The loan shall be non-assumable and will be due upon sale of the Wilson Building; and

               2. Proponents agree that Capital Crossing Bank's attorney fees and costs of $13,900 through April 30, 2000, are reasonable and necessary and that such fees and costs, plus any reasonable fees and costs incurred by Capital Crossing Bank (not to exceed an additional $2,500) up to and including the Effective Date, shall be capitalized and added to the unpaid loan balance.

        K. Class 11 Claim (Napa National Bank). The holder of the Class 11 Claim shall receive the following treatment under the Plan: No special treatment (variable rate).

        L. Class 12 Claims (People's Bank of California). The Class 12 Claim will receive no special treatment, EXCEPT:

               1. Proponents agree that People's Bank of California's attorney fees and costs of $9,600 through March 8, 2000, are reasonable and necessary and that any reasonable fees and costs incurred by People's Bank of California (not to exceed an additional $1,000) up to

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

and including the Effective Date, shall be paid in full on the Effective Date.

        M. Class 13 Claim (St. Paul Federal Bank). The holder of the Class 13 Claim shall receive the following treatment under the Plan: No special treatment (variable rate).

        N. Class 14 Claim (The Vintage Bank). The Class 14 Claim will receive no special treatment, EXCEPT:

               1. The loan shall be non-assumable and will be due upon sale of the Enterprise Industrial Building; and

               2. Proponents agree that The Vintage Bank's actual costs, including attorney fees and costs not to exceed $31,000 through the Effective Date, are reasonable and necessary and that such fees and costs shall be paid in cash on the Effective Date.

        O. Class 15 Claim (Wells Fargo Bank). The holder of the Class 15 Claim shall receive no special treatment under the Plan, EXCEPT:

               1. Six of the 13 buildings comprising the Class 15 Claimholder's collateral will be re-roofed in calendar year 2000, and the remaining seven buildings will be re-roofed in calendar year 2001; and

               2. The loan may not be assigned by the transferee of the transferee of an SM LLC without the written consent of the Class 15 Claimholder.

        P. Class 16 Claim (Antelope Junior Lender). The holder of the Class 16 Claim shall receive the following treatment under the Plan: The only change will be the substitution of JCM as borrower unless Antelope Junior Lender agrees to different treatment.

        Q. Class 17 Claim (Apollo Junior Lender). The holder of the Class 17 Claim shall receive the following treatment under the Plan: The only change will be the substitution of JCM as borrower unless Apollo Junior Lender agrees to different treatment.

                                  ARTICLE XIII

                TREATMENT OF SECURED CLAIM OF THE MECHANICS BANK

               Class 18 Claim: The Allowed Secured Claim of The Mechanics Bank has been paid in full and satisfied in accordance with the Mechanics Bank Stipulation.


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

                 TREATMENT OF SECURED REAL PROPERTY TAX CLAIMS

        A. Class 19A, B & C Claims. Payment of the Class 19.A, 19.B and 19.C Claims (i.e., delinquent real property taxes in Napa, Sacramento and Solano Counties relating to a total of four Real Estate Assets) shall be made in ten equal semi-annual installments, with the first installment due on April 10, 2000. Subsequent payments shall be made on each April 10 and December 10 thereafter. Such Claims shall accrue interest from and after the Effective Date at the rate of 7% per annum. Each installment shall include simple interest accrued commencing on the Effective Date and unpaid as of the particular payment date on the unpaid portion of such Claim; provided, however, that JCM shall have the right to pay the remaining balance of any of such Claims in full at any time on or after the Effective Date, without premium or penalty.

        B. Class 19.D Claims. JCM shall assume the extant five year payment plan with Stanislaus County with respect to Floyd Avenue Apartments and Northlake Gardens Apartments.

                                   ARTICLE XV

                      TREATMENT OF GENERAL UNSECURED CLAIMS

        Class 20 (General Unsecured Claims). JCM shall pay each Holder of an Allowed General Unsecured Claim (other than Trade Creditors) 40% in Cash of each such Holder's Allowed Claim within one year of the Effective Date, or within 30 days of allowance of such Class 20 Claim, whichever is later.

        Class 20A (Web Service Claim). On the Effective Date, JCM shall assume the Web Leases, as amended herein, and Web Services may record memoranda of such Web Leases, as amended. The amendment documents shall be filed prior to the Confirmation Date, and each of the parties shall bear its own costs and attorney fees in connection therewith and in connection with the Bankruptcy Cases. The amendment to the Web Leases shall provide that JCM shall have the right and option to terminate any Web Lease in the event that the Real Estate Asset that is the subject of such Web Lease is sold by JCM, upon payment to Web Service at the close of the escrow as follows: Web Service's monthly average net income per machine over the prior twelve months under the relevant Web Lease, minus $10, times the number of laundry machines at the particular leased premises, times the number of months remaining on the applicable Web

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

Lease at the time of termination. Any partial months in this calculation shall be prorated. For purposes of this paragraph, Web Service's monthly average net income is defined as Web Service's gross income from the leased premises, less JCM's share of the collected revenue pursuant to the terms of the applicable Web Lease. The amended Web Lease shall further provide that if, as part of the escrow, the buyer of a Real Estate Asset specifically assumes the amended Web Lease through an assumption document which is part of the escrow, then JCM is released from all obligations and liabilities under such Web Lease pursuant to a form of release that will be provided to JCM at close of escrow. In the event a Real Estate Asset is transferred to an LLC in which JCM is a member, the Web Lease also will be assigned to such SM LLC. Such a transfer will not operate as a release of JCM. Notwithstanding Articles XXV and XXVI, the Plan does not purport to affect Web Services' rights to sue third parties not referenced in Articles XXV and XXVI for acts or omissions relating to the Web Leases occurring prior to August 1, 1998.

                                   ARTICLE XVI

                   TREATMENT OF CLAIMS AND INTERESTS HELD BY
               INVESTORS OTHER THAN CLASS 26 SUBORDINATED CLAIMS


        A. Class 21 (Convenience Class Investors). Each Investor may choose to receive Preferred Membership Interests with a redemption value equal to 40% of the amount of such Convenience Class Investor's Allowed Claim or Current Amount Invested, which will result in each Convenience Class Investor receiving Cash of 40% of such Convenience Class Investor's Allowed Claim or Current Amount Invested upon redemption of the Preferred Membership Interests as may be adjusted for profits, losses and distributions as of the Pricing Date. Such choice shall be called the "Convenience Class Election." The maximum amount of Preferred Membership Interests to be issued will be $15,000,000. If the total amount of Investor Allowed Claims and Current Amount(s) Invested for which the Convenience Class Election is made exceeds $15,000,000, certain Investors will be excluded from the Convenience Class. The Investors to be excluded will commence with the electing Investor with the largest amount of

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Allowed Claims and Current Amount(s) Invested, then continue to exclude
Investors in descending order of amount of Allowed Claims and Current Amount(s) Invested until the total amount of Investor Allowed Claims and Current Amount(s) Invested that remain in the Convenience Class will result in the issuance of no more than $15,000,000 of Preferred Membership Interests. Any eligible Investor that does not make, or is excluded from, the Convenience Class Election shall be treated as a Class 22 Lender Investor or Class 23 Equity Investor.

        B. Class 22 (Lender Investors). The Lender Investors will receive Common Membership Interests in satisfaction of their Allowed Claims.

        C. Class 23 (Equity Investors). Equity Investors will receive Common Membership Interests in satisfaction of each Equity Investor's Interest.

        D. Class 24 (Subordinated Rescission Claims Based on Former
Investments).

               1. Class 24.A. Pursuant to Bankruptcy Code Section 510(b), every Allowed Claim in Class 24.A shall have the same priority and treatment under the Plan as the Allowed Investor Claims in Class 23.

               2. Class 24.B. Pursuant to Bankruptcy Code Section 510(b), every Allowed Claim in Class 24.B shall have the same priority and treatment under the Plan as the Allowed Investor Claims in Classes 21 and 22 as determined by the amount of the Allowed Class 24.B Claim.

        E. Class 25 (Subordinated Rescission Claims Based on Current
Investments).

               1. Class 25.A. Pursuant to Bankruptcy Code Section 510(b), every Allowed Claim in Class 25.A shall have the same priority and treatment under the Plan as the Allowed Investor Claims in Class 23.

               2. Class 25.B. Pursuant to Bankruptcy Code Section 510(b), every Allowed Claim in Class 25.B shall have the same priority and treatment under the Plan as the Allowed Investor Claims in Class 21 or 22, as determined by the amount of the Allowed Class 25.B Claim.


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

                                  ARTICLE XVII

                  THE ISSUANCE, RIGHTS AND PRIVILEGES OF JCM'S
                   PREFERRED AND COMMON MEMBERSHIP INTERESTS


        A. Preferred Membership Issuance Amounts. Preferred Membership Interests will be issued to the Class 21 Convenience Class Investors with a maximum Redemption Value of $15,000,000. If less than $15 million of Preferred Membership Interests is needed to satisfy the Allowed Claims or Current Amount Invested of Convenience Class Investors, the difference between $15,000,000 and the amount needed will be added to the Mandatory Distributions. For example, if $13,500,000 of Preferred Membership Interests is sufficient to satisfy all eligible Investors who make the Convenience Class Election, then the amount of the Mandatory Distributions will be increased by $1,500,000 to a total of $21,500,000.

        B. Number of Preferred Member Interests to Be Issued. One hundred (100) Preferred Membership Interests will be issued for every $10,000 of Allowed Class 21 Convenience Class Claims or Current Amount Invested for which the Convenience Class Election is made.

        C. Number of Common Member Interests to Be Issued.

               1. One Hundred (100) Common Interests will be issued to Class 22 Lender Investors for every $10,000 of Net Claim.

               2. One Hundred (100) Common Interests will be issued to Class 23 Equity Investors for every $10,000 of Current Investment Amount.

        D. The Preferred Membership Interests.

               1. Each Preferred Membership Interest shall have a redemption value of Forty Dollars ($40.00) plus or minus such Preferred Membership Interest's share of profits or losses, respectively.

               2. The Preferred Membership Interests shall be redeemed no later than one year after the Effective Date. Partial Redemption shall be ratable as to all holders of Preferred Membership Interests as required by the JCM Operating Agreement.

               3. Until all outstanding Preferred Membership Interests are redeemed, the

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Preferred Membership Interests shall have the following rights:

                        a. One vote for each Preferred Membership Interest under the JCM Operating Agreement;

                        b. Each Preferred Membership Interest shall have an interest in both profits and losses of JCM equal to each Common Membership Interest; and

                        c. All JCM property sales, refinancings, litigation proceeds, etc. ("Non-Operational Cash Sources") must be used to redeem the Preferred Membership Interests before any Non-Operational Cash Sources may be distributed on account of Common Interests.

               4. Rights on Default - Failure of JCM to Redeem Within One Year.

                        a. A guaranteed dividend of 10% per year begins to accrue on any unredeemed Preferred Membership Interests on the first day of default and will continue to accrue until redeemed;

                        b. No distribution from any source may be made by JCM to Common Interests until Preferred Membership Interests are redeemed;

                        c. Voting rights and participation in profits continue until a Preferred Membership Interest is redeemed; and

                        d.      The right to elect two directors to the JCM
                                Board.

               5. Other Rights and Privileges. Such rights as are provided by the JCM Operating Agreement.

        E. Common Membership Interests. The Common Membership Interests have the following rights and characteristics:

               1. The Common Membership Interests represent the equity ownership of JCM, except for the Interests represented by the Preferred Membership Interests, and shall have one vote for each Common Membership Interest under the JCM Operating Agreement.

               2. Each Common Membership Interest shall have an interest in both profits and losses equal to each Preferred Membership Interest.

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               3. So long as the Preferred Membership Interests are not in default, distributions from Operational Cash Source may be made on account of the Common Interests. If the Preferred Membership Interests are in default, no distributions may be made on account of Common.

               4. No distributions from Non-Operational Cash Sources may be made on account of Common Interests until all Preferred Membership Interests are redeemed.

               5. Except as provided in the next paragraph (Article XVII.E.6.), each holder of a Common Membership Interest as of the Put Right Record Date ("Holder") will have the right (the "Put Right") to require JCM to redeem such Common Membership Interest for the Exercise Price on the seventh (7th) Anniversary Date. The Put Right's Exercise Price and the manner of exercising the Put Right are as follows:

                      a. Within twenty (20) days after the Put Right Record Date JCM shall send a notice by first class mail to all Holders informing such Holders of the Exercise Price and the time in which to notify JCM of their election to exercise their Put Right(s).

                      b. Each Holder who desires to exercise his/her Put Right(s) shall do so by notifying JCM of such exercise no later than the ninetieth (90th) day after the fifth (5rd) Anniversary Date. Any Holder who fails to timely exercise their Put Right(s) will forfeit such Put Right(s).

                      c. The Exercise Price for each JCM Common Membership Interest will be determined as follows:

                                i. Within 90 days preceding the Put Right Record Date JCM will obtain an appraisal on each of its real estate assets from an MAI appraiser to be selected by the JCM Board (the "Appraisals").

                                ii.     JCM's Board shall retain Certified
                                        Public Accountants ("CPAs") to calculate the value of JCM's Membership Interests by preparing a Balance Sheet, in accordance with Generally Accepted Accounting Principles, except that the

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

                                        aggregate of all the Appraisal values
                                        shall be used.

                                iii.    The total value of JCM's Membership
                                        Interests as calculated by the CPAs on
                                        the Balance Sheet shall then be divided
                                        by the total number of JCM Common
                                        Membership Interests outstanding. This
                                        amount is the Exercise Price for each
                                        JCM Common Membership Interest.

                      d. All cash distributions from Non-Operational Cash Sources (e.g., sales of properties) paid to Holders subsequent to the Put Right Record Date will be credited against the Exercise Price. As an example:

                If the Exercise Price is $70 per Common Membership Interest and, subsequent to the Put Right Record Date and prior to the seventh
                (7th) Anniversary Date, JCM sells Properties which result in $10 having been distributed to the Holder, that $10 distribution will be subtracted from the Exercise Price and only $60 will still be owing on the seventh (7th) Anniversary Date.

               6. If a sufficient number of Holders exercise their Put Rights, the continued operation of JCM beyond the seventh (7th)Anniversary Date may not be possible. Therefore, no later than the sixth (6th) Anniversary Date, the JCM Board will meet to determine whether JCM should continue operations beyond the seventh (7th) Anniversary Date. If the JCM Board determines that JCM's operations should not continue beyond the seventh (7th)Anniversary Date, the following will occur:

                      a. The Put Rights shall be null and void and no Holder will be entitled to receive the Exercise Price.

                      b. All of JCM's properties will be sold as soon as practicable, but in no event later than the seventh (7th) Anniversary Date.

                      c. All owners of JCM Membership Interests (including Holders who exercised their Put Right(s)) will receive the liquidation distributions to which they are entitled under the JCM Operating Agreement.

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                      d. JCM will inform all owners of JCM Common Membership
Interests of this decision within 30 days after the sixth (6th) Anniversary
Date.

        F. Mandatory Distributions to Common Interests ("Mandatory Distributions"). Twenty Million Dollars ($20,000,000) plus any amount by which the amount of Preferred Membership Interests is less than $15,000,000 (the "Mandatory Distributions Amount") shall be paid to the holders of JCM Common Membership Interests. No less than $10,000,000 must be distributed by the second
(2nd) Anniversary Date, with the remainder of the Mandatory Distributions Amount being distributed by the third (3rd) Anniversary Date. Each holder of Common Membership Interests shall receive on account of each Common Membership Interest, an amount calculated by dividing the Mandatory Distributions Amount by the total number of Common Membership Interests outstanding. For example, assuming that Investor claims total $135,000,000, the Mandatory Distributions will result in a distribution of about 15% of each Investor's claim.

                                  ARTICLE XVIII

              TREATMENT OF CLAIMS AND INTERESTS HELD BY PRINCIPALS
                          AND OTHER SUBORDINATED CLAIMS


        Class 26 (Subordinated Claims and Interests). The Class 26 Subordinated Claims and Interests shall receive nothing on account of this Plan.

                                   ARTICLE XIX

                INTERCOMPANY AND PRINCIPAL CLAIMS AND INTERESTS

        A. Class 27 (Claims and Interests Held by IRM Entities). There shall be no payment, transfer or other consideration for any Claim of an IRM Entity against another IRM Entity. Nor shall there be any payment, transfer or other consideration for any Interest of an IRM Entity in any other IRM Entity. All such Claims and Interests are eliminated by the Plan.

        B. Class 28 (Interests in Certain IRM Entities). There shall be no payment, transfer or other consideration for any Interest of any IRM Entity in another IRM Entity. All such Interests are eliminated by the Plan.

        C. Class 29 (Claims and Interests Subject to Elimination or Subordination). There

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shall be no payment, transfer or other consideration for any Class 29 Claims or
Interests. All such Claims and Interests are eliminated by the Plan.

                                   ARTICLE XX

                     IMPAIRMENT OR NONIMPAIRMENT OF CLASSES

        A. Claims Not Entitled to Vote. The Unclassified Claims and Claims disallowed under Section 502(b) of the Bankruptcy Code are not entitled to vote on the Plan.

        B. Classes Not Impaired Under the Plan. Classes 1, 16, 17 and 18 are not impaired under the Plan, and are conclusively deemed to have accepted the Plan. Thus, they are not entitled to vote on the Plan.

        C. Classes Impaired Under the Plan. All Classes other than Classes 1, 16, 17 and 18 are impaired, and holders of Claims or Interests in such classes are entitled to vote on the Plan.

                                   ARTICLE XXI

                        CRAMDOWN OF NON-ACCEPTING CLASSES

        If any impaired class fails to accept the Plan, the Proponents may invoke the so-called "cramdown" provisions of Bankruptcy Code Section 1129(b). If the Proponents invoke the cramdown provisions, they will be required to show that the Plan does not discriminate unfairly, and that the Plan is fair and equitable as to each nonconsenting, impaired class.

        Should the Bankruptcy Court decline to confirm the Plan as proposed, the Bankruptcy Court may confirm the Plan as subsequently modified by the Proponents to comply with Bankruptcy Code Section 1129(b). For example, the plan of reorganization filed by CalFed and Fannie Mae on November 19, 1999 (and other pleadings filed thereafter by Fannie Mae and CalFed in support of such plan) enumerates the treatment of the claims of Senior Lenders that CalFed and Fannie Mae assert is required by Bankruptcy Code Section 1129(b). Should the Bankruptcy Court agree that such proposed treatment of Senior Lenders is mandated by the Bankruptcy Code, then the Plan may be confirmed as so modified.

                                  ARTICLE XXII

                         MEANS OF EXECUTION OF THE PLAN

        A. JCM's Goal. JCM's overall goal is to timely redeem the Preferred Membership

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Interests, pay the Mandatory Distributions, preserve the Real Estate Assets, maximize cash flow from the Real Estate Assets consistent with prudent management practices and, during the five years following the Effective Date, satisfy the Put Right by endeavoring to liquidate the portfolio of Real Estate Assets in an orderly, prudent and energetic fashion for the benefit of holders of JCM Membership Interests, or develop an alternative strategy for cashing out Investors.

        B. Cancellation of Existing Investment Securities. All Existing Investment Securities are canceled and terminated under the Plan. Except as set forth in Article XI with respect to Senior Lender Deeds of Trust, and the Class 16 and Class 17 Lenders, all debt instruments issued by the IRM Entities prior to Confirmation are canceled and terminated under the Plan.

        C. Sources Of Payment. The sources of payment for the Distributions include, but are not limited to: (a) property of the Estate; (b) property of JCM; (c) Cash generated by rents, issues and profits of the Real Estate Assets;
(d) Cash generated from the refinance or sale of Real Estate Assets, including the sale of the Unencumbered Assets; (e) Cash generated from the collection of various notes owned by Gamma, Zeta or Loan Partnerships; (f) the proceeds of the Barnabas Settlement; and (g) the proceeds of the Gagen, McCoy Dispute.

        D. No Disbursing Agent; Bank Accounts. JCM or its designee will make all Distributions. On the Effective Date, or as soon as practicable thereafter, JCM shall establish two or more bank accounts, which shall be interest-bearing. One such account shall be identified as the "Plan Disbursement Account" and the other as the "Disputed Claims Reserve Account". JCM shall transfer sufficient funds to the Plan Disbursement Account on a periodic basis so as to enable it to make all Distributions required by the Plan as more fully described below.

        E. Distributions:

               1. Distribution to Holders of Unclassified Administrative Claims. On the Effective Date or within 30 days of a Final Order allowing an Administrative Claim, JCM shall make a Cash Distribution to the holders of Allowed Administrative Claims.

               2. Cash Distributions on All Other Claims. After making appropriate reserves in the Disputed Claims Reserve Account for any Disputed Claims in the relevant class, JCM shall make the Pro Rata Distributions to the classes as mandated by the Plan.

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               3. Name and Address of Holders. In connection with any
Distributions, JCM shall be entitled to rely on the name and address of the holder of each Holder of an Existing Investment Security as reflected on such Holder's Investor Statement, or, if no Investor Statement was returned, on the name and address as shown on the Schedules or on any proof of claim filed on or before April 15, 1999, except to the extent JCM receives written notice of a transfer or change of address, properly executed by the holder or its authorized agent.

        F. Disputed Claims.

               1. Generally. Except to the extent the Bankruptcy Court shall estimate that a sufficient reserve for Disputed Claims and Disputed Interests is less than the full amount thereof, in determining the amount of Distributions due to the holders of Allowed Claims and Allowed Interests and to be reserved for Disputed Claims, the appropriate Pro Rata calculations required by the Plan shall be made as if all Disputed Claims and Disputed Interests were Allowed Claims and Allowed Interests.

               2. Disputed Claims Reserve Account.

                      a. On the Effective Date, the Distributions reserved for the holders of Disputed Claims and Disputed Interests shall be deposited by JCM into the Disputed Claims Reserve Account.

                      b. All Cash held in the Disputed Claims Reserve Account shall be invested in such investments as are permitted under Bankruptcy Code
Section 345. The earnings on such investments shall be first applied to reimburse JCM for its costs and expenses incurred in connection with the maintenance of the Disputed Claims Reserve Account and the making of Distributions. All earnings in excess of such costs and expenses shall be held in trust in the Disputed Claims Reserve Account and shall be distributed only in the manner set forth herein.

                      c. Any Cash, JCM Membership Interests or other property in the Disputed Claims Reserve Account remaining after resolution of Disputed Claims or Disputed Interests, including the remaining net return or interest yielded from the investment of the Cash in the such account, shall be distributed, Pro Rata, to the holders of Allowed Claims or Allowed Interests in the particular class as provided for in the Plan. To the extent all Allowed Claims or

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Allowed Interests of such class have received the Distributions required by the
Plan, the remainder of the Disputed Claims Reserve Account shall vest in JCM.

               3. Distributions Related to Disputed Claims. At such time as a Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest, the Distributions due on account of such Allowed Claim or Allowed Interest (without any interest thereon) shall be released from the Disputed Claims Reserve Account for delivery to the holder of such Allowed Claim or Allowed Interest.

        G. Unclaimed Distributions. Any Cash or JCM Membership Interests which is unclaimed for 180 days after Distribution thereof sent by mail to the address described in Article XXII.E.3 shall be reinvested in JCM and shall be distributed in accordance with the Plan, and the holder of such claim or interest thereof shall forfeit such holder's right to receive such distribution.

        H. De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan, JCM shall not disburse cash to the holder of an Allowed Claim if the amount of Cash otherwise due is less than $25.00.

        I. Rounding. Notwithstanding anything to the contrary in the Plan, JCM shall round all amounts and Distributions to the nearest whole dollar amount.

        J. Payments to Professionals. Fees and expenses for the professionals retained by the IRM Entities and the Committee pursuant to Bankruptcy Code
Section 327 for services rendered and costs incurred after the Petition Date and prior to the Confirmation Date, shall be fixed by the Bankruptcy Court after notice and a hearing and shall be paid after allowed by an order of the Bankruptcy Court. Fees and expenses following the Confirmation Date for professionals retained by JCM or the Committee may be paid by JCM in the ordinary course of business without review or approval by the Bankruptcy Court.

        K. Prohibition of Issuance of Non-Voting Securities. The JCM Operating Agreement shall prohibit the issuance of non-voting equity securities by JCM, shall provide that all voting power in JCM will be held by the JCM Membership Interests, and shall contain other provisions to authorize and implement the Plan and the transactions hereby contemplated.

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        L. No Issuance of Fractional JCM Membership Interests. JCM shall not issue fractional Membership Interests. All fractional Membership Interests will be rounded to the nearest whole number.

        M. Return of Gamma Notes. All holders of Gamma Notes shall submit the original Gamma Notes to JCM within 120 days of the Effective Date.

        N. Use of Single Member Limited Liability Companies. Prior to the Effective Date, the Plan Proponents, or after the Effective Date, JCM may elect to create single member limited liability companies ("SM LLC") to own the Real Estate Assets. Each SM LLC would own a single Real Estate Asset, and JCM would be the single member of each such SM LLC. The transfer of the Real Estate Assets from the IRM Entity that currently holds title to the SM LLC would be accomplished as follows:

                        1. An SM LLC would be formed with JCM as its only member;

                        2. The Real Estate Asset will be transferred to the SM LLC (via a quitclaim deed), subject to the Secured Claim of a Senior Lender, if any, as provided in the Plan;

                        3. All other assets and liabilities (as provided for in the Plan), if any, of the transferring IRM Entity will be transferred to JCM;

                        4. The transferor IRM Entity will cease to exist following such transfers;

                        5. Each Equity Investor will receive such Investor's share of JCM Membership Interests directly from JCM.

                                  ARTICLE XXIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        A. Executory Contracts Generally. All executory contracts and leases to which any of the Entities was a party prior to Confirmation, including but not limited to all Occupancy Agreements, shall be assumed (and, to the extent necessary, assigned to JCM) except for: (i) the executory contracts and unexpired leases which are subject to prior orders entered in the Chapter 11 Cases authorizing the rejection or the assumption and assignment of such executory contracts

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and unexpired leases; (ii) any Existing Investment Security determined to be an executory contract; (iii) all executory contracts which are the subject of separate motions filed prior to Confirmation by the Proponents; and (iv) the executory contracts and leases which are the subject of a "Schedule of Rejected Executory Contracts" (Exhibit "G") to be filed by Proponents before Confirmation. On the Effective Date, all the executory contracts and unexpired leases described in clauses (i), (ii) and (iv) above shall be rejected. All the executory contracts and unexpired leases described in clause (iii) above shall be rejected upon the entry of a Bankruptcy Court order authorizing such rejection.

        B. Claims Arising From Rejection of Contracts. Any Claim for damages arising out of the rejection of executory contracts and leases not assumed before Confirmation, or with respect to which an order for rejection is entered after Confirmation, shall be determined, and which Claim is allowed or disallowed for purposes of Distributions under Bankruptcy Code Section 502(g), shall be classified in Class 20. Any Claim for damages arising from rejection of an executory contract or lease shall be forever barred unless a proof of claim is filed with the Bankruptcy Court within 30 calendar days after the later of
(i) Confirmation, or (ii) entry of an order of the Bankruptcy Court authorizing the rejection of said executory contract or lease. Notwithstanding the rejection of any executory contract or unexpired lease at any time during the Chapter 11 Cases, JCM reserves all rights and defenses which the Estate may have under such contract or lease.

                                  ARTICLE XXIV

                POSTCONFIRMATION MANAGEMENT AND OPERATIONS OF JCM

        A. Composition of Initial JCM Board of Directors. On the Effective Date, the board of directors of JCM ("Initial JCM Board") shall consist of JCM's Chief Executive Officer plus the members of the Committee as of the Effective Date. The term for the Initial JCM Board will expire on the first (1st) Anniversary Date, and the Initial JCM Board shall serve without compensation, although all reasonable and necessary expenses of its members will be reimbursed.

        B. Vacancies on the Initial JCM Board. Any vacancy on the Initial JCM Board shall be filled by an appointment by a majority of the remaining members of the Initial JCM Board.

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        C. JCM Board. The JCM Operating Agreement shall provide for cumulative voting consistent with California law, and, after the expiration of the one-year term of the Initial JCM Board, holders of JCM Membership Interests shall elect the JCM Board of Directors ("JCM Board"), which shall have the number of directors set by the Initial JCM Board for terms set by the Initial JCM Board; provided, however, that the Chief Executive Officer of JCM shall have a seat on the JCM Board. The JCM Operating Agreement will provide for a nine-member board of directors at the expiration of the one year term of the Initial JCM Board.

        D. Postconfirmation Management of JCM. On the Effective Date, JCM will retain the services of Connolly as its Chief Executive Officer ("CEO") and tax matters partner. Commencing on the Effective Date, but retroactive to, and for a term of one year from May 1, 2000, JCM will employ Connolly pursuant to a written management services agreement, for a total compensation of $500,000 per year in cash plus 10 Common Membership Interests with a zero capital account. The management services agreement will provide up to six months of severance pay to Connolly should the Board terminate the management services agreement without cause prior to the end of the agreement's term. The CEO will hire, discharge and replace, as necessary, the other key officers of JCM with the approval of the Initial JCM Board or JCM Board. The initial hirings shall be disclosed prior to Confirmation. The other officers of JCM shall be designated by the Initial JCM Board prior to Confirmation. Also prior to Confirmation, the Initial JCM Board shall file with the Bankruptcy Court the identity of the proposed senior managers and administrators together with their affiliations, qualifications, and compensation. The terms and conditions of the employment described in this paragraph shall be filed with the Court prior to Confirmation and shall be approved by each of the Proponents. Anything to the contrary not withstanding, both the Initial JCM Board and the JCM Board will have authority to change JCM's management and compensation.

        E. Postconfirmation Management of the Real Estate Assets. JCM may be selfadministered or may enter into agreements for the administration, property management, brokerage, leasing, sales, and other contracts for the management of JCM and/or the Real Estate Assets as the Initial JCM Board may determine. Any such agreement, which JCM may enter into

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with Connolly, shall contain terms, compensation and incentives customary for the management, lease and sale of real estate comparable to the Real Estate Assets.

        F. D&O Insurance. JCM shall obtain directors and officers liability insurance from a reputable company in the minimum amount of $5 million and on such other terms as the Initial JCM Board deems prudent to protect against claims which may be made against the Initial JCM Board, the JCM Board, Connolly or officers of JCM, including claims arising out of the implementation and consummation of the Plan ("D&O Insurance"). The D&O Insurance shall be effective as of the Effective Date.

        G. New Options. JCM may, at the discretion of the Initial JCM Board or the JCM Board, and subject to compliance with any applicable securities laws or regulations; adopt a plan granting JCM's officers and management JCM Common Interests or options to acquire JCM Common Interests; provided, however, that any such grants or options contemplated by any employment or management agreement effective on the Effective Date shall be disclosed prior to Confirmation. Any grants or options to take effect following the Effective Date may be granted as follows: management of JCM may receive grants or options (the "New Options") exercisable into one (1) percent the JCM Common Interests, on a fully diluted basis, after giving effect to the JCM Common Interests issued under the Plan.

        H. Consummation of the Plan; U.S. Trustee Post-Confirmation Reporting and Fees; and Final Decree. The Plan shall be deemed consummated on the Effective Date when JCM begins operations. The Debtors will continue to meet all debtor in possession reporting and fee payment requirements until the final decree is entered. Within thirty (30) days of the Effective Date, the Plan Proponents will file a motion with the Bankruptcy Court seeking the entry of a Final Decree in these Chapter 11 cases.

        I. Management Between Confirmation Date and the Effective Date. The Debtors, IRM Entities, and the Committee shall continue to exist until the Effective Date. Each will continue to function in the same roles as before the Confirmation Date.

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

                                   ARTICLE XXV

                 DISCHARGE OF CLAIMS, TERMINATION OF INTERESTS,
                      INJUNCTIONS AND SUBORDINATION RIGHTS


        A. Discharge of Claims and Termination of Interests.

               1. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation shall: (a) discharge the IRM Entities from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim or Investor Statement based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code; or (ii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the IRM Entities.

               2. As of Confirmation, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the IRM Entities, JCM, the Proponents, the Committee, their successors or their property, any other or further claims, counterclaims, setoffs, debts, rights, causes of action, liabilities or equity interests relating to the IRM Entities based upon any act, omission, transaction or other activity of any nature that occurred prior to Confirmation. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the IRM Entities and termination of all such interests and rights of equity security holders in the IRM Entities, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against any IRM Entity at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.


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        B. Injunctions.

               1. Injunction Related to Discharged Claims and Terminated Interests.

        Except as provided in the Plan or the Confirmation Order, as of Confirmation, all entities that have held, currently hold or may hold a Claim, Investment or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the IRM Entities, JCM, the Proponents, the Committee or their respective property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability of obligation due to the IRM Entities or JCM; and (e) commencing or continuing, in any manner or in any place any action that does not comply with or is inconsistent with the provisions of the Plan.

               2. Released Claims. As of the Effective Date, all entities that have held, currently hold or may hold a claim, counterclaim, demand, debt, right, cause of action or liability that is released pursuant to Article XXVI are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities:
(a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and
(e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

               3. Consent to Injunction. By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving Distributions will be deemed to have specifically consented to the injunctions set forth in this Article XXV.B.

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

        C. Termination of Subordination Rights and Settlement of Related Claims and Controversies.

               1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. Upon Confirmation, all contractual, legal or equitable subordination rights that a holder of a Claim or Interest may have with respect to any Distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, Distributions to holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

               2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this
Article XXV shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or an Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of an Allowed Claim or Allowed Interest. Confirmation shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the IRM Entities, JCM and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

        D. Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents and Related Indemnity.

               1. The Proponents and their officers, directors, members, agents, professionals and representatives shall neither have nor incur any liability to any entity, including, specifically

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any holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

               2. The Audit and Litigation Fund shall be used by JCM to defend, settle or pay all Audit and Litigation Claims and related fees and expenses, and shall be disbursed to holders of Common Membership Interests as further described in the following subparagraphs:

                      a. The Audit and Litigation Fund shall be held by JCM for the benefit of the Audit Fund Beneficiaries. No more often than monthly, JCM may use the Audit and Litigation Fund to satisfy any Audit and Litigation Claim.

                      b. Each time the balance of the Audit and Litigation Fund exceeds $250,000 (after taking into consideration any accruals or reserves on account of any specific Audit and Litigation Claim), any amount in excess of $250,000 shall be transferred by JCM, exercising its reasonable discretion, from the Audit and Litigation Fund into JCM's general operating account, the Plan Disbursement Account or the Disputed Claims Reserve Account.

                      c. In any event, on the seventh anniversary of the Confirmation Date, the balance of the Audit and Litigation Fund (other than any accruals or reserves on account of any specific Audit and Litigation Claim) shall be transferred by JCM, exercising its reasonable discretion, from the Audit and Litigation Fund into JCM's general operating account, the Plan Disbursement Account or the Disputed Claims Reserve Account.

               3. To the extent that the Audit and Litigation Fund and the D&O Insurance does not cover such matters, JCM shall indemnify, advance defense costs and hold the Initial JCM Board, the JCM Board, the CEO and officers of JCM harmless from and against any loss, claims, liabilities, costs (including the fees and costs of professionals) arising out of the good faith implementation or consummation of the Plan, sale or refinance of any of the Real Estate Assets and any other acts taken within their capacities or the scope of their duties with respect to JCM to

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

the greatest extent permitted by law.

                                  ARTICLE XXVI

                                    RELEASES

        A. Releases and Related Matters.

               1. Releases by the IRM Entities.

                      a. As of the Effective Date, the IRM Entities and JCM will be deemed to have released and waived all causes of action of the IRM Entities arising under Sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code, other than those expressly listed on Exhibit F.

                      b. As to the Persons listed below as being "Released Parties", and as of the Effective Date, the IRM Entities and JCM will be deemed to forever release, waive and discharge all claims, counterclaims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the IRM Entities, the Chapter 11 Cases or the Plan (other than the rights of the IRM Entities or JCM to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or document delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the IRM Entities; provided, however, that the IRM Entities shall not release the Released Parties identified below from any claims with respect to (a) any loan, advance or similar payment by the Debtors to such person or (b) any contractual obligation owed by such person to the Debtors. The Released Parties under this paragraph are: (i) John Barnard, John Connolly IV, or any IRM employee hired subsequent to August 1, 1998; (ii) JCM's directors and members;
(iii) Ernst & Young, LLC; Orrick, Herrington & Sutcliffe LLP; McDonough, Holland & Allen; Diepenbrock Wulff Plant & Hannegan LLP; and Felderstein Willoughby & Pascuzzi LLP, acting in their capacity as professionals to various of the IRM Entities; and (iv) the respective current and former agents, advisors, attorneys and representatives of the Committee (including the respective current and

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

former members and professionals of the foregoing and their respective predecessors in interest) acting in such capacity. Notwithstanding this Article XXVI, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the Plan, then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan.

               2. Holders of Claims.

                      a. Releases by Holders of Claims or Interests. As of the Effective Date, to the fullest extent permitted by applicable law, in consideration for the obligations of the IRM Entities and JCM under the Plan and contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities (other than the right to enforce JCM's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against an IRM Entity, the Chapter 11 Cases or the Plan against (i) the IRM Entities and JCM; (ii) John Barnard, John Connolly IV, or any IRM employee hired subsequent to August 1, 1998; (iii) Ernst & Young, LLC; Orrick, Herrington & Sutcliffe LLP; McDonough, Holland & Allen; Diepenbrock Wulff Plant & Hannegan LLP; and Felderstein Willoughby & Pascuzzi LLP, acting in their capacity as professionals to various of the IRM Entities.

                      b. Holders of Interests. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the IRM Entities and JCM under the Plan, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities (other than the right to enforce JCM's obligations under the

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

Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in a Debtor, the Chapter 11 Cases or the Plan against (i) the IRM Entities and JCM; (ii) John Barnard, John Connolly IV, or any IRM employee hired subsequent to August 1, 1998; (iii) Ernst & Young, LLC; Orrick, Herrington & Sutcliffe LLP; McDonough, Holland & Allen; Diepenbrock Wulff Plant & Hannegan LLP; and Felderstein Willoughby & Pascuzzi LLP, acting in their capacity as professionals to various of the IRM Entities.

                      c. Release of Committee. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim or Interest which is Impaired will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in an IRM Entity, the Chapter 11 Cases or the Plan against the Committee, its agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

                      d. No Release of Guarantors of Senior Lender Debt. Nothing in the Plan is intended to or shall serve to release or exonerate any guaranty of any Senior Lender Debt by any Person (other than an IRM Entity). Thus, all such guaranties (by Persons other than IRM Entities) will continue to remain in effect to support payment of the Senior Lender Debt, as modified in the Plan, following the Effective Date. Nor shall anything in the Plan serve to release any collateral pledged by a guarantor (other than an IRM Entity).

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

                                         ARTICLE XXVII

                                   MISCELLANEOUS PROVISIONS

        A. Vesting of Assets.

               1. Vesting of Assets in JCM. On the Effective Date and except as specified in the next paragraph (Article XXVII.A.2) the assets of all IRM Entities shall vest in JCM, free and clear of all Claims and Interests of any and all entities, except as set forth in the Plan. After the Effective Date, JCM shall be free to operate its business without further supervision or control by the Bankruptcy Court and free of any restrictions imposed by the Bankruptcy Code except as provided in the Plan or by a Final Order entered before the Effective Date.

               2. Vesting of Real Estate Assets in a SM LLC. On the Effective Date the Proponents may cause any (or all) of the Real Estate Assets to vest directly in a SM LLC as described in Article XXII.N, free and clear of all Claims and Interests of any and all entities, except as set forth in the Plan. After the Effective Date, such SM LLC shall be free to operate its business without further supervision or control by the Bankruptcy Court and free of any restrictions imposed by the Bankruptcy Code except as provided in the Plan or by a Final Order entered before the Effective Date.

        B. Appointment of JCM as Representative of the Estate. Pursuant to Bankruptcy Code Section 1123(b)(3), JCM is appointed as representative of the estate, and, after the Effective Date, it shall retain and may enforce, any and all claims, rights, causes of action, powers, privileges, licenses, and franchises of the Estate or any IRM Entity, including but not limited to (i) Estate Actions; (ii) the right pursuant to Bankruptcy Code Sections 365 and 1123 to assume, reject, or assume and assign executory contracts and unexpired leases; and (iii) any other avoidance actions arising under applicable non-bankruptcy law or under Bankruptcy Code Sections 502(d), 544, 545, 547, 548, 549, or 550; except that JCM may not retain or enforce any claim that is waived, relinquished, released, compromised or settled in accordance with the Plan. JCM may pursue or decline to pursue such rights of action, as appropriate, in its sole and absolute discretion.

        C. Set Off Reserved. At the request of the Proponents or upon its own authority, JCM may, but shall not be required to, set off against any Claim any Distribution in respect of such

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                                      -52-

Claim (other than Allowed Claims) any claims, setoffs or recoupments of any nature whatsoever the IRM Entity or JCM may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by JCM of any such claim, setoff or recoupment any IRM Entity or JCM may have against such claimant.

        D. Claims Objections. From and after the Effective Date, JCM shall have standing to object to the allowance of any Claim or Interest, except an Allowed Claim or Allowed Interest which is settled or fixed under the Plan. JCM may employ and compensate professionals in connection with any such objections.

        E. Continuing Committee. Notwithstanding Confirmation, the Committee and its professionals shall continue to serve in the Chapter 11 Cases for the purpose of implementing the Plan and exercising the right to object to any Claim or Equity Interest other than Allowed Claims or Allowed Interests which are settled or fixed under the Plan. The Committee may employ and JCM may compensate professionals for services rendered after the Effective Date.

        F. Resolution of the Gagen, McCoy Dispute. The Proponents intend to continue to investigate, and perhaps prosecute, the issues raised by the Gagen, McCoy Dispute. If the Gagen, McCoy Dispute is resolved prior to Confirmation, the Proponents will file an appropriate motion with the Bankruptcy Court. If the Gagen, McCoy Dispute is not resolved prior to Confirmation, it will continue to be investigated or prosecuted after Confirmation. JCM shall be the representative of the Estate to pursue the Gagen, McCoy Dispute after Confirmation.

        G. Indemnification. JCM shall indemnify the members of the Committee, professionals employed by the IRM Entities and the Committee, Connolly, and their agents, officers and employees, pursuant to the applicable state law or any agreement, board minutes, declaration of trust or bylaws that were in effect at any time prior to Confirmation, in connection with any events occurring, on or after the Petition Date, provided, however, that JCM shall have no indemnification obligations as to those Persons described in Exhibit F.

        H. Waiver of Adequate Protection Claims. On the Effective Date, the Senior Lenders waive and release all Claims (including but not limited to Priority Claims and Administrative Claims) arising from use of collateral, use of cash collateral, failure of adequate protection, or

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

otherwise.

        I. Subordination. Distributions, the determination of Allowed Claims and Allowed Equity Interests under the Plan, and the settlements and waivers of Claims and priorities set forth in the Plan take into account the relative priority of the Claims in each class in connection with any subordination provisions arising under law or contract, as well as any grounds for disallowance of, or defenses, setoffs, recoupments or counterclaims against any Allowed Claims, Allowed Interests, Disputed Claims or Disputed Interests. Accordingly, the Distributions shall not be subject to any complaint, levy, garnishment, attachment or other legal process by reason of any alleged subordination (under Bankruptcy Code Section 510(c) or otherwise), defense, setoff, recoupment or counterclaim. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all holders of Claims against or interests in any of the IRM Entities, and all parties in the Chapter 11 Cases and all of their respective privities from enforcing or attempting to enforce any such rights with respect to any Distributions.

        J. Retention of Jurisdiction. Notwithstanding Confirmation or the Effective Date having occurred, the Bankruptcy Court shall retain full jurisdiction as provided in 28 U.S.C. Section 1334 to enforce the provisions, purposes, and intent of the Plan, including without limitation:

               1. Prosecution of any and all Estate Actions;

               2. Determination of all causes of action, controversies, disputes or conflicts between JCM and any other party which existed prior to the Effective Date, whether or not pending theretofore;

               3. Determination of the allowance of Claims and Interests upon objection to such Claims and Interests, and estimation of any Claim or Interest;

               4. Approval, pursuant to Bankruptcy Code Section 365, of the assumption, assignment, or rejection of any executory contract or unexpired lease;

               5. Any determination necessary or appropriate under Bankruptcy Code Section 505 or other determination relating to tax returns filed or to be filed by the IRM Entities or JCM for all periods through the end of the fiscal year in which the Effective Date occurs, including the determination of the amount of basis, depreciation, net operating losses, or other tax attributes of

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
the IRM Entities or JCM;

               6. Determination of requests for payment of Claims entitled to priority under Bankruptcy Code Section 507(a), including compensation of parties entitled thereto;

               7. Resolution of controversies and disputes regarding interpretation of the Plan;

               8. Implementation of the provisions of the Plan and entry of orders in aid of Confirmation, including without limitation, appropriate orders to recover all assets of the Estate and to vest title therein and possession thereof in JCM and to protect JCM from creditor action, and orders for persons to perform acts necessary for consummation of the Plan under Bankruptcy Code
Section 1142;

               9. Adjudication of any causes of action commenced or continued by the Estate or by JCM;

               10. Entry of such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, rescinded or vacated;

               11. Confirmation of a modified plan pursuant to Bankruptcy Code
Section 1127, and entry of orders to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court including without limitation the Confirmation Order;

               12. Determination of all applications for compensation and reimbursement of expenses of professionals under Bankruptcy Code Sections 328, 329, 330, 331, and 503(b) of the Bankruptcy Code; and

               13. Entry of an order or decree closing the Estate and terminating the jurisdiction granted herein.

        K. Orders to Aid Consummation of the Plan. The Plan constitutes and incorporates a motion under Bankruptcy Code Section 1142 and Bankruptcy Rules 7069 and 7070 for an order to cause the IRM Entities and all their present and former directors, officers, agents, employees, attorneys, accountants, and stock transfer agents to cooperate fully in providing Proponents and JCM (and its officers, management, professionals and agents) with all information and access to properties and assets of the Estate; to execute conveyances and authorizations reasonably

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

necessary to vest title to the estate assets in JCM and to execute and deliver such documents and perform such acts as are reasonably necessary to enable JCM, its officers, management and the Initial JCM Board to take possession, custody, and control of all assets vested in JCM pursuant to the Plan. None of the IRM Entities, their present or former professionals, or its present or former officers, employees, or agents shall perform or fail to perform any act that would impair the value of JCM or interfere with the control by JCM over property of the Estate.

        L. Modification of Plan. The Proponents may, with the consent of all Proponents, alter, amend or modify the Plan under Bankruptcy Code Section 1127 or Bankruptcy Rules 2002 and 3017. Any Proponent may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

        M. Discharge of Chief Executive Officer of IRM Entities. On the Effective Date, the Chief Executive Officer of the IRM Entities and any other officers employed by the Chief Executive Officer are discharged from any further duties as representatives of any of the IRM Entities as debtors in possession under the Bankruptcy Code. Such discharge, however, shall in no way effect the indemnification provided in Article XXVII.

        N. Severability. If the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is unenforceable either as written or as applied to any Claim or Interest, as the case may be, such provision shall be either unenforceable generally or as applied to such Claim or Interest. A determination that a provision of the Plan is not enforceable as to a particular Claim or Interest shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan or of that provision as applied to other Claims or Interests and the Proponents may modify the Plan to withdraw such provision.

        O. Headings of Articles and Sections. The headings of the Articles, sections and subsections of the Plan are inserted for convenience only and shall in no way affect the interpretation of its provisions.

        P. Successors and Assigns. The rights, benefits and obligations of any entity referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors,

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

administrators, successors or assigns of such entity.

        Q. Stock Legend. Pursuant to United States Trustee Guideline No. 6.16, the following legend will be included on any JCM Membership Interests issued under the Plan:

        The securities represented by this certificate have not been registered under the Securities Act of 1933 and were issued pursuant to an exemption provided by 11 U.S.C. Section 1145, under an order confirming the Plan of Reorganization in a jointly administered case entitled In re IRM Corporation, Jointly Administered Case No. 98-32231-A-11, in the United States Bankruptcy Court for the Eastern District of California. The holder of this certificate is referred to 11 U.S.C. Section 1145(b) and (c) for guidance as to the sale of these securities.



Dated: May ___, 2000           IRM CORPORATION and each of the
                               JOINTLY ADMINISTERED DEBTORS and each
                               of the GAMMA DEBTORS



                               By_______________________________________
                               John Connolly IV
                               President and Chief Executive Officer of IRM
                               Corporation and the Designated Representative of Each of the Jointly Administered Debtors and each Of the Gamma Debtors



                               OFFICIAL INVESTORS COMMITTEE


                               By_______________________________________
                               Philip Wiltjer, Chairman




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

APPROVED BY:

DOWNEY, BRAND, SEYMOUR & ROHWER LLP



By: /s/ R. DALE GINTER
   ---------------------------------------------
R. Dale Ginter
Attorneys for the Official Investors' Committee



ORRICK, HERRINGTON & SUTCLIFFE LLP



By: /s/ MARC A. LEVINSON
   ---------------------------------------------
Marc A. Levinson
Attorneys for the Jointly Administered Debtors


McDONOUGH, HOLLAND & ALLEN
A Professional Corporation


By: /s/ MARK A. GORTON
   ---------------------------------------------
Mark A. Gorton
Mary E. Olden
Attorneys for Debtors Gamma Secured
Investments and Gamma Investment Fund, LLC



                                            Amended Joint Plan of Reorganization
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                                      -58-

                                    EXHIBITS



      EXHIBIT       PLAN PAGE(S)                  DESCRIPTION
      -------       ------------                  -----------
         A              4, 9          Other General Partner Debtors
         B               6            Equity Partnerships
         C               9            Loan Partnerships
         D               8            JCM Operating Agreement
         E               11           Real Estate Assets
         F             49, 53         List of Unreleased Strongarm Claims
         G               42           Schedule of Rejected Executory Contracts
         H               5            Debt Instrument Addendum



                                            Amended Joint Plan of Reorganization
                                                                        (5/9/00)